UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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14a-101)
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2023

ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

PULTEGROUP

PULTEGROUP’S ESG JOURNEY

Operating a sustainable business is integral to delivering long-term value creation for all of our stakeholders: our employees, our customers, our trade partners, our shareholders, the environment, and the communities where we do business. We exemplify that commitment through our focus on our environmental, social and governance (“ESG”) practices, which aim to ensure the long-term success of our business and benefit those stakeholders.

Our commitment to strong ESG practices can be seen in our four guiding principles, “Do the Right Thing”, “Compassion for the Customer”, “Care About Quality”, and “Team-First Mentality.” By executing against these principles and carrying that spirit into our ESG efforts, we can ensure our organization delivers on its purpose of “Building Incredible Places Where People Can Live Their Dreams.”

Our ESG efforts are part of a long-term journey, and we intend to continue to build on these efforts in the future. We document our specific ESG practices in our annual sustainability reports which can be found at www.pultegroupcares.com/sustainability/prior-sustainability-reports/, but the following is a timeline showing our progress over the last decade and our plans for the future:

Below are some highlights that reflect our focus of delivering on our ESG commitment for our stakeholders:

Employees

Our Company benefits from a strong Company culture that we believe continues to give us a competitive advantage. Our aim is that each member of the PulteGroup team comes to work every day committed to deliver for all of our key stakeholders. We are committed to being an organization where our employees are both proud and excited to work and that offers opportunities for them to build their careers.

We strive to be an organization where people are encouraged to bring their best, most authentic selves to work. We believe that an environment that is respectful and inclusive of all people, regardless of race, gender identity, ethnicity, or background, creates the best work environment and results in the best work product. We strive to create a team that reflects the diversity of the communities we serve. For example, we participated in the Human Rights Campaign’s Corporate Equality Index 2021 and increased our score from 20 to 85 (out of a possible 100 points) based on our 2021 data. We intend to continue measuring our results against this Index in future years. In addition, to help others measure the status of our workforce diversity, we have disclosed our EEO-1 reports with our December 31, 2021 data. This data can be found at www.pultegroupcares.com/diversity-inclusion/employment-information-report/, and we plan to provide a summary of our employee demographics in our sustainability reports going forward.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	I

PULTEGROUP’S ESG JOURNEY

Also, we announced two additional employee-led Business Resource Groups in 2022: “WIN – Women’s Interest Network”, and “MVP – Serving our Military Veterans at Pulte”. These are voluntary networks for our employees who share common characteristics, interests, or passions. The purpose of these groups is to create an environment where we can learn from the collective experiences and ideas of all our employees.

In addition to providing an inclusive working environment, we are also committed to creating a healthy and safe working environment. As one of the nation’s largest homebuilders, health and safety is a key priority in our organization. That is one reason why we have voluntarily disclosed our Occupational Safety and Health Administration reportable incident rate for employees and contract employees within our Sustainability Accounting Standards Board (commonly known as “SASB”) reporting and our sustainability reports.

	2020	2021	2022

Total recordable incident rate (TRIR) for direct employees	1.07	1.23	0.91

TRIR for contract employees	0	0	0

Total fatality rate for direct employees	0	0	0

Total fatality rate for contract employees	0	0	0

In addition to endeavoring to comply with all applicable federal, state, and local laws regarding working conditions and occupational safety standards, we also require our employees and trade partners to meet our own, often more stringent, internal standards. To enforce these standards, we conduct regular, unannounced audits at our divisions. The results of these audits are reported to our Board of Directors (the “Board”).

Customers

We believe our purpose of “Building Incredible Places Where People Can Live Their Dreams” must be the foundation of our business. This is why we focus on building high quality, sustainable homes that meet our customers’ ever-changing needs. To deliver on our purpose, we track the process of building our homes through our Build Quality ExperienceTM. This includes a ten-step process that takes our customers from their initial meeting with one of our construction managers who will be their partner throughout the entire process, to a build quality survey conducted a year after the home is completed so that we can collect valued feedback and continue to improve our homes and the Build Quality ExperienceTM.

We also seek to build homes that align with recognized environmental standards that provide our customers with the knowledge that their home is not only designed with sustainability in mind, but also can help them reduce their home’s impact on the environment. Therefore, one of our Company’s key sustainability goals is to have 100% of our new homes qualify to be an Energy Star® Certified Home by the end of 2025.

Environment

As detailed in our Environmental Policy available at www.pultegroupcares.com/sustainability, we are committed to operating our business in an environmentally responsible manner.

We believe the biggest opportunity our Company has to reduce its environmental impact is through the homes that we build. We do this through thoughtful land development and responsible building practices. We also look to build energy efficient homes. Over the years, our focus on the environment has led us to develop a number of operational improvements, including a comprehensive National Storm Water Quality Program, our “Commonly Managed Plans” initiative that minimizes job site waste, and equipping our homes with energy efficient appliances and features. Through continued innovations in the homebuilding industry, our Company has continued to make new homes significantly more energy efficient than homes built just a decade ago.

We are also committed to reducing the environmental footprint of our operations and have completed our organization’s first-ever greenhouse gas (“GHG”) assessment. Our GHG assessment, in alignment with the World Resource Institute’s GHG Protocol, seeks to

II	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PULTEGROUP’S ESG JOURNEY

measure our Company’s Scope 1, Scope 2 and select categories of Scope 3 emissions. The results of our assessment are contained in our sustainability reports posted on our PulteCares website at www.pultegroupcares.com. We plan to provide updates to this data on an annual basis and leverage this information to improve the efficiency of our operations.

To further our commitment to environmental transparency, in 2022 we became one of the first U.S. homebuilders to complete the Climate Change disclosures from the Carbon Disclosure Project (“CDP”) We look to continue our engagement with CDP in the coming years and improve the depth and quality of our disclosures. Going forward, we plan to provide annual updates to all of our disclosures along with evaluating and disclosing against other relevant frameworks as appropriate, such as the Task Force on Climate-Related Financial Disclosures (commonly known as “TCFD”). In 2022, we made significant progress in our TCFD reporting by establishing internal metrics and targets with respect to climate-related risks. During 2023, we plan to measure the resilience of our sustainability strategies through scenario planning and set goals for Scope 1 and Scope 2 GHG emissions as part of a comprehensive set of TCFD disclosures in our 2023 sustainability report.

Communities

We play an important role in the communities where we build. In addition to helping address our nation’s housing shortage, we also provide important jobs for local tradespeople, support veterans through our “Built to Honor®” veteran housing program, and contribute to community revitalization projects.

In 2013, we launched our Built to Honor® program, which provides mortgage-free homes to veterans and their families. In fiscal 2022, through our Built to Honor® program, we continued to thank our military families by delivering our seventy-fifth new home to a deserving veteran in Dallas, Texas.

In 2020, we also formed the PulteGroup, Inc. Charitable Foundation (the “Foundation”), which has as its mission to give back to our military veterans, help meet unmet housing needs, and educate the next generation of homebuilders. Each year, the Company has committed to contribute a portion of our profits to fund the Foundation, and grants will be made to local charities designated by our operating Divisions as well as to national charitable organizations. In 2022, the Foundation made over $1.8 million in contributions to charities in the markets where we build homes.

ESG Oversight

We believe that oversight is essential to effective ESG practices. Therefore, our entire Board and Executive Leadership Team receive regular updates on the Company’s ESG efforts, with the Nominating and Governance Committee of our Board having primary responsibility for overseeing our ESG goals and objectives as delineated in the Nominating and Governance Committee’s charter. Our Nominating and Governance Committee also receives updates on ESG matters on a quarterly basis and evaluates key risks regarding environmental, workforce diversity, and health and safety issues, along with policies related to employee conduct and ethics.

Shareholder Engagement

We proactively seek to engage with a majority of our shareholders on ESG matters and to provide them with updates on our progress. We also aim to provide timely responses to ESG-related shareholder inquiries throughout the year. Feedback from our shareholder engagement, combined with our Company’s commitment to ESG best practices, continues to drive action. We are committed to continuing to improve the relevance of our data disclosures related to ESG metrics. For instance, in 2022, we provided disclosures of the racial, ethnic, and gender diversity of our total Company workforce as noted above, in addition to providing disclosure aligned with the SASB framework. In addition, based partly on feedback from our shareholders, we are in the process of drafting a new Human Rights Policy to more closely align our policy statements on these key issues with international standards.

Our sustainability reports, ESG data, policies and related disclosures can be found on our PulteCares website at www.pultegroupcares.com.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	III

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

When:	Wednesday, May 3, 2023 at 1:00 P.M., Eastern Time

Where:	Via the internet at: www.virtualshareholdermeeting.com/PHM2023

Items of Business:

Proposal 1 – Election of ten nominees for director named in this Proxy Statement

Proposal 2 – Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023

Proposal 3 – Say-on-pay: Advisory vote to approve executive compensation

Proposal 4 – Say-on-frequency: Advisory vote to approve the frequency of the advisory vote to approve executive compensation

In addition, any other business as may properly come before the meeting

Who Can Vote:	Shareholders of record at the close of business on Tuesday, March 14, 2023

Who Can Participate:	Shareholders who wish to attend the virtual meeting should review pages 65-67. To be admitted electronically to the annual meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PHM2023, and enter the 16-digit control code included in your proxy materials. Shareholders participating in the virtual meeting are deemed to be present in person at the annual meeting. Further instructions on how to participate in and vote at the annual meeting are available at www.virtualshareholdermeeting.com/PHM2023.

Date of Mailing:	On or about Tuesday, March 21, 2023, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting are being mailed or made available to our shareholders containing instructions on how to access this Proxy Statement and our 2022 Annual Report on Form 10-K and vote online, as well as instructions on how to receive paper copies of these documents for shareholders who so elect.

Shareholder List:	A list of shareholders entitled to vote at the annual meeting will be available at www.virtualshareholdermeeting.com/PHM2023 for examination during the annual meeting. Shareholders will need their 16-digit control code to access the list.

Questions:	You may submit questions online during the annual meeting at www.virtualshareholdermeeting.com/PHM2023. The Company reserves the right to edit or reject any questions deemed duplicative, profane or inappropriate.

How To Vote In Advance

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the meeting. In accordance with the rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, we are furnishing proxy materials to our shareholders over the internet. Make sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting in hand and follow the instructions.

By Telephone: You can vote your shares by calling 1-800-690-6903 within the USA, US territories and Canada on a touchtone phone

By Internet: You can vote your shares online at www.proxyvote.com

By Mail: If you received a proxy card by mail, you can vote your shares by signing and returning the proxy card in the postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2023. The Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at: www. virtualshareholdermeeting.com/PHM2023.

By Order of the Board of Directors

TODD N. SHELDON

Executive Vice President, General Counsel and Corporate Secretary

Atlanta, Georgia

March 21, 2023

PULTEGROUP, INC. | 2023 PROXY STATEMENT	i

PROXY SUMMARY

This summary highlights selected information about the items to be voted on at the 2023 annual meeting of shareholders (“annual meeting”) of PulteGroup, Inc. (“PulteGroup,” the “Company,” “we” or “our”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations

PROPOSAL ONE
Election of Directors

The Board recommends a vote FOR each of the director nominees named in this Proxy Statement.

•  Slate of directors with broad and diverse leadership experience

•  Significant experience in relevant industries (including real estate and consumer markets) and public company leadership experience, among other key competencies

•  Ongoing refreshment and succession process of Board composition

• Proactive shareholder engagement	▶ See pages 4-10 for further information

DIRECTOR NOMINEES

					Current Committee Memberships(1)

Name	Principal Professional Experience	Years of Tenure	Diversity		Independence	Audit	Comp	Finance	Nom/ Gov
			Gender	Ethnic

BRIAN P. ANDERSON	Former Chief Financial Officer, Baxter International Inc.	18				●		●

BRYCE BLAIR	Former Chairman of the Board and Chief Executive Officer, AvalonBay Communities, Inc.	12				●			C

THOMAS J. FOLLIARD Non-Executive Chairman	Non-Executive Chairman of the Board and Former President and Chief Executive Officer, CarMax, Inc.	11

CHERYL W. GRISÉ	Former Executive Vice President, Northeast Utilities (now known as Eversource Energy)	15					●		●

ANDRÉ J. HAWAUX	Former Executive Vice President, Chief Financial Officer and Chief Operating Officer, Dick’s Sporting Goods, Inc.	10				C		●

J. PHILLIP HOLLOMAN	Former President and Chief Operating Officer, Cintas Corporation	3				●		●

RYAN R. MARSHALL	President and Chief Executive Officer, PulteGroup, Inc.	7						●

JOHN R. PESHKIN	Founder and Managing Partner, Vanguard Land, LLC	7				●		C

SCOTT F. POWERS	Former President and Chief Executive Officer, State Street Global Advisors	7					C		●

LILA SNYDER	Chief Executive Officer, Bose Corporation	5					●	●

(1) These columns show the current committee memberships of the director nominees. As of January 1, 2023, Mr. Blair serves as the Chair of the Nominating and Governance Committee and on the Audit Committee, following his tenure as Non-Executive Chairman. Mr. Folliard was selected to replace Mr. Blair as Non-Executive Chairman as of January 1, 2023 and, as such, no longer serves on the Compensation and Management Development Committee or the Nominating and Governance Committee.

Audit = Audit Committee	Finance = Finance and Investment Committee
Comp = Compensation and Management Development Committee	Nom/Gov = Nominating and Governance Committee
C = Chair of Committee

PULTEGROUP, INC. | 2023 PROXY STATEMENT	i

PROXY SUMMARY

BOARD NOMINEE HIGHLIGHTS

Significant corporate leadership experience at public companies in relevant industries	Broad governance experience by service on other public company boards	Mix of seasoned directors and fresh perspectives

🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑	🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑	🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑 🌑

SEVEN OF OUR NOMINEES HAVE EXPERIENCE IN THE REAL ESTATE OR CONSUMER MARKETS	NINE OF OUR NOMINEES HAVE OTHER PUBLIC COMPANY BOARD EXPERIENCE	FIVE OF OUR NOMINEES HAVE JOINED THE BOARD IN THE LAST SEVEN YEARS

GOVERNANCE HIGHLIGHTS

PulteGroup has a long-standing commitment to strong corporate governance and throughout the years has evolved its governance framework to align with evolving best practices. In particular, we believe that the following corporate governance features help us best serve the interests of our shareholders:

Shareholder Rights

   Annual election of all directors

   Majority vote standard in uncontested director elections

   Right to call a special meeting for shareholders with 20% or more of outstanding shares

   Right to take action by written consent for shareholders

   Active engagement with the Company’s top 20 largest shareholders

Independent Oversight

   Strong Non-Executive Chairman role

   Audit Committee, Compensation and Management Development Committee and Nominating and Governance Committee each comprised solely of independent directors

   All directors are independent except the Chief Executive Officer

   Committees have authority to retain independent advisors

Good Governance

   Frequent cross-committee and Board communications

   Periodic Board, committee and director evaluation processes

   Code of ethical business conduct and code of ethics

   Director orientation and continuing education programs

   Meaningful share ownership guidelines for executive officers and directors

   Prohibition against hedging and pledging Company securities by all employees and directors

   Charter of Nominating and Governance Committee expresses strong commitment to inclusion of diverse groups, knowledge and viewpoints in selection of Board nominees

ii	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROXY SUMMARY

PROPOSAL TWO
Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accountant for 2023

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountant for 2023.

•  Independent firm with a reputation for integrity and competence

•  Provides significant financial reporting expertise

• Few ancillary services and reasonable fees	▶ See page 58 for further information

PROPOSAL THREE
Say-on-Pay: Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this proposal.

•  Ongoing review of compensation practices by Compensation and Management Development Committee with assistance from an independent compensation consultant

•  Compensation programs designed to reward executives for performance against established performance objectives and improving shareholder returns

• Adherence to commonly viewed executive compensation best practices	▶ See pages 59-60 for further information

PROPOSAL FOUR
Say-on-Frequency: Advisory Vote to Approve the Frequency of the Advisory Vote to Approve Executive Compensation

The Board recommends a vote for ONE YEAR on this proposal.

•  An annual say-on-pay vote will allow us to obtain shareholder input on our executive compensation program on a consistent basis, which aligns closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices

•  Provides a high level of accountability and communication by enabling the say-on-pay vote to correspond to the most recent executive compensation information presented in our proxy statement for the annual meeting

▶   See pages 61 for further information

PULTEGROUP, INC. | 2023 PROXY STATEMENT	iii

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to reward executives for producing sustainable growth and improving shareholder returns consistent with our strategic plan and to align compensation with the long-term interests of our shareholders. In accordance with this pay for performance philosophy, PulteGroup compensates its named executive officers using a mix of cash and equity compensation elements with an emphasis on short-term and long-term performance:

Element	Description	Further Information (pages)

BASE SALARY	Provides base pay levels that are competitive with market practices to attract and retain top executive talent.	32

ANNUAL INCENTIVE

Provides annual incentive opportunities competitive with market practices to attract, motivate and retain top executive talent.

Rewards executives for annual performance results relative to pre-established goals deemed critical to the success of the Company and its strategy and for year-over-year growth in pre-tax income.

Focuses on key annual results that we believe will position the Company for success over time, in keeping with the interests of shareholders.

A significant portion of the 2022 Annual Incentive is paid in restricted share units (“RSUs”) to incentivize retention and further align compensation with shareholder interests.

		33-34

LONG-TERM INCENTIVE PROGRAM

Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent.

Focuses executives on long-term performance of the Company.

Directly aligns interests of executives with those of our shareholders.

Retention of talent over performance / vesting period.

		34-36

RESTRICTED SHARE UNITS	Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent. Focuses executives on long-term performance of the Company. Directly aligns interests of executives with those of our shareholders. Retention of talent over performance / vesting period.	37

PulteGroup is also committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

WHAT WE DO	WHAT WE DO NOT DO

Annual say-on-pay vote

Shareholder engagement

Compensation and Management Development Committee comprised entirely of independent directors

Independent outside compensation consultant

Pay for performance—CEO pay approximately 92% at-risk

Multi-year vesting schedule for equity awards

Meaningful share ownership guidelines

Clawback policy

Market comparison of executive compensation against a relevant peer group
Prohibition on hedging and pledging Company securities

No dividends or dividend equivalents paid on unearned performance-based equity awards

No automatic single-trigger vesting of equity awards upon a change-in-control

No change-in-control tax gross-ups for named executive officers

No excessive perquisites

No service-based defined benefit pension plan

Plan prohibits re-pricing of underwater stock options

Plan prohibits granting discounted stock options

iv	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PULTEGROUP, INC. | 2023 PROXY STATEMENT	1

PROXY STATEMENT

The board of directors (the “Board” or “Board of Directors”) of PulteGroup, Inc. (“PulteGroup,” the “Company,” “we” or “our”) is soliciting proxies on behalf of the Company to be used at the annual meeting of shareholders (the “annual meeting”) to be held on Wednesday, May 3, 2023, at 1:00 P.M., Eastern Time, via the internet at: www.virtualshareholdermeeting.com/PHM2023.The annual meeting will be held in a virtual meeting format only, and you will not be able to attend the annual meeting in person. See pages 66-68 for additional information on attending the annual meeting. In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K (“Annual Report”) available to our shareholders electronically via the internet. In addition, the Company is using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on or about March 21, 2023, the Company will be mailing a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting (the “Notice”) to our shareholders containing instructions on how to access this Proxy Statement and the Company’s Annual Report on the internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	1

BOARD OF DIRECTORS INFORMATION

Board of Directors Qualifications and Attributes

The Board annually reviews the skills and experiences that it believes should be represented on the Board. As a result of this ongoing review, the Board developed the following matrix, which sets forth the collective experiences and qualifications of the directors that the Board believes are critical in order to continue to drive effective oversight of the Company:

Name	Public Company Leadership	Public Company Board Experience	Real Estate and Housing	Financial Expertise	Consumer Markets Experience	Corporate Governance	Human Capital	Strategic Risk Management

BRIAN P. ANDERSON

BRYCE BLAIR

THOMAS J. FOLLIARD

CHERYL W. GRISÉ

ANDRÉ J. HAWAUX

J. PHILLIP HOLLOMAN

RYAN MARSHALL

JOHN R. PESHKIN

SCOTT POWERS

LILA SNYDER

In addition to these competencies and experiences, the Board also believes that integrity, business judgment, leadership skills, dedication and collaboration are personal attributes that are vital to the Board’s ability to effectively oversee the Company and act in the best interests of the Company’s shareholders. More detail regarding the Company’s individual directors is provided below. In addition to these personal characteristics and qualifications, PulteGroup highly values the collective experience and qualifications of the directors. PulteGroup believes that the diverse set of collective experiences, viewpoints, and perspectives of its directors results in a Board with the commitment and energy to advance the interests of PulteGroup’s shareholders.

Commitment to Diversity

In March 2018, the Nominating and Governance Committee amended its charter to express the Nominating and Governance Committee’s commitment to the inclusion of diverse groups (including, where appropriate, diversity of age, gender, race, ethnicity and professional experience), knowledge, and viewpoints in its selection of Board nominees. When adding new Board members or filling vacancies, the Nominating and Governance Committee will conduct its search consistent with its amended charter and our Corporate Governance Guidelines.

Consistent with this charter amendment, all searches conducted since March 2018 have included a diverse pool of candidates with the objective of further enhancing the collective experiences and qualifications of the Board. This has served to enhance the diversity, including the gender and racial/ethnic diversity, of our Board.

2	PULTEGROUP, INC. | 2023 PROXY STATEMENT

BOARD OF DIRECTORS INFORMATION

Independence

Under the Company’s Corporate Governance Guidelines, which are available to shareholders at http://www.pultegroupinc.com/investors/corporate-governance/guidelines/default.aspx, a substantial majority of the members of our Board must be independent. The Board has adopted categorical independence standards to assist the Nominating and Governance Committee in determining director independence, which standards either meet or exceed the independence requirements of the NYSE corporate governance standards. Under these standards, no director can qualify as independent unless (i) the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a relationship with the Company, (ii) the director is otherwise independent under NYSE corporate governance standards and (iii) the director meets the following categorical standards:

has not been an employee of the Company for at least three years;

has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that such director’s immediate family member may have served as an employee but not as an executive officer of the Company during such three-year period so long as such immediate family member shall not have received, during any twelve-month period within such three-year period, more than $120,000 in direct compensation from the Company for such employment;

is not a current partner or employee of the Company’s internal or external audit firm, and the director was not within the past three years a partner or employee of such a firm who personally worked on the Company’s internal or external audit within that time;

has no immediate family member who (i) is a current partner of a firm that is the Company’s internal or external auditor, (ii) is a current employee of such a firm and personally works on the Company’s internal or external audit or (iii) was within the past three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than in his or her capacity as a member of the Board);

is not a current employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than the greater of $1 million or 2% of such entity’s total invested capital in any of the last three years; and

has not been, and has no immediate family member who has been, an executive officer of a charitable or educational organization for which the Company contributed more than the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues, in any of the last three years.

In addition, Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors.

Furthermore, in affirmatively determining the independence of any director who will serve on the Compensation and Management Development Committee, the Board will consider all factors specifically relevant to determining whether a director has a relationship to Company which is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Management Development Committee, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Board considered all relevant facts and circumstances in assessing director independence. In connection with this assessment, the Board affirmatively determined that Brian P. Anderson, Bryce Blair, Richard W. Dreiling (who did not stand for reelection at the 2022 Annual Meeting), Thomas J. Folliard, Cheryl W. Grisé, André J. Hawaux, J. Phillip Holloman, John R. Peshkin, Scott F. Powers and Lila Snyder are independent within the meaning of the Company’s categorical standards and the NYSE listing standards. The Board further determined that Ryan R. Marshall, who is a current PulteGroup employee, is not independent within the meaning of the Company’s categorical standards and the NYSE listing standards.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	3

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board recommends a vote FOR each of the director nominees named in this Proxy Statement.

•  Slate of directors with broad and diverse leadership experience

•  Significant experience in relevant industries (including real estate and consumer markets) and public company leadership experience, among other key competencies

•  Ongoing refreshment and succession process of Board composition

•  Proactive shareholder engagement

Our Restated Articles of Incorporation, as amended (the “articles”), require that we have at least three, but no more than 15, directors. The exact number of directors is set by the Board and is currently ten. All directors will be elected on an annual basis for one-year terms. The ten directors comprising the Board, all of whose terms are expiring at the annual meeting, are Brian P. Anderson, Bryce Blair, Thomas J. Folliard, Cheryl W. Grisé, André J. Hawaux, J. Phillip Holloman, Ryan R. Marshall, John R. Peshkin, Scott F. Powers, and Lila Snyder. The Amended and Restated By-laws (the “by-laws”) of the Company provide that a nominee for director at the annual meeting shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election. A majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee for director, who is an incumbent director, is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation.

The ten persons listed below are the nominees to serve a one-year term expiring at the Company’s 2024 annual meeting of shareholders, and each has agreed to serve the one-year term for which he or she has been nominated, if elected. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, retirement, disqualification or removal. Please see below for a description of the occupations and recent business experience of all director nominees. In addition, the specific experience, qualifications, attributes, or skills that led the Nominating and Governance Committee to the conclusion that each of the director nominees should serve as a director of the Company are included in the descriptions below.

BOARD NOMINEE EXPERIENCE AND SKILLS

Nominees to Serve a One-Year Term Expiring at the 2024 Annual Meeting of Shareholders	▶

4	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

Brian P. Anderson

Director Since: 2005 Age: 72 Committees: • Audit • Finance and Investment Experience & Skills:

Biography

Mr. Anderson has significant experience as a chief financial officer of two large multinational companies and as a director of several large public companies. In addition, he has held finance positions including chief financial officer, corporate controller and vice president of audit and was an audit partner at an international public accounting firm. Mr. Anderson has significant experience in the preparation and review of complex financial reporting statements as well as experience in risk management and risk assessment. Mr. Anderson also serves on the board of directors of Stericycle, Inc. and previously served on the board of directors of W.W. Grainger, Inc.

Relevant Business Experience:

Mr. Anderson is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a global diversified medical products and services company, a position he assumed in 1998. Mr. Anderson has extensive experience sitting on and chairing the audit committees of public companies. Mr. Anderson also brings to the Board meaningful experience based on his service as the former Lead Director of W.W. Grainger, Inc. and former Chairman of A.M. Castle & Co., as well as his service as a Governing Board Member at the Center for Audit Quality. Mr. Anderson is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

	• W.W. Grainger, Inc. (1999 - 2022) • J. Hardie Industries plc (2006 - 2020)	• Stericycle, Inc. (2017 - present) • A.M. Castle & Co. (2005 - 2016)

Bryce Blair

Director Since: 2011 Age: 64 Committees: • Audit • Nominating and Governance Committee (Chair) Experience & Skills:

Biography

Mr. Blair has substantial experience in real estate development and investment, including having spent over ten years as chairman and chief executive officer of a public real estate investment trust. In addition, in his former role as chief executive officer of AvalonBay Communities, Inc., Mr. Blair was responsible for day-to-day operations, and he was regularly involved in the preparation and review of complex financial reporting statements. Mr. Blair also brings to the Board meaningful experience based on his service on the boards of directors of AvalonBay Communities, Inc., Regency Centers Corp., and Invitation Homes, Inc., where he served as Non-Executive Chairman of the board.

Relevant Business Experience:

Mr. Blair is the Manager of Harborview Associates, LLC, a company that holds and manages investments in various real estate properties. Mr. Blair is also the former Chairman of the Board and the former Chief Executive Officer of AvalonBay Communities, Inc. In addition, Mr. Blair served in a number of senior leadership positions with AvalonBay Communities, Inc., including Chief Executive Officer from February 2001 through December 2011, President from September 2000 through February 2005 and Chief Operating Officer from February 1999 to February 2001. Mr. Blair is also a past member of the National Association of Real Estate Investment Trusts, where he served as Chairman and was on the Executive Committee and the Board of Governors, and the Urban Land Institute, where he is past Chairman of the Multifamily Council and is a past Trustee.

Public Company Board Experience:

	• Invitation Homes Inc. (2017 - 2021) • Regency Centers Corp. (2014 - present)	• AvalonBay Communities, Inc. (2002 - 2013)

PULTEGROUP, INC. | 2023 PROXY STATEMENT	5

PROPOSAL 1 - ELECTION OF DIRECTORS

Thomas J. Folliard

Director Since: 2012 Age: 58 Committees: None (Mr. Folliard is the Non-Executive Chairman) Experience & Skills:

Biography

Mr. Folliard has extensive experience as Chief Executive Officer of a large, consumer-focused public company. In connection with that role, Mr. Folliard has significant experience in operational matters and business strategy, which adds a valuable perspective for the Board’s decision-making. Mr. Folliard also brings to the Board of Directors meaningful experience based on his service on the board of directors of CarMax, Inc., currently as Non-Executive Chairman and member of the Audit Committee of both Baron Investment Funds and Baron Select Funds.

Relevant Business Experience:

Mr. Folliard currently serves as a Trustee to Baron Investment Funds Trust and Baron Select Funds and has been in such positions since August 2017. Mr. Folliard served as President and Chief Executive Officer of CarMax, Inc., the largest retailer of used autos in the United States, from 2006 until his retirement on August 31, 2016. He continues to serve CarMax as Non-Executive Chairman of the board. He joined CarMax, Inc. in 1993 as the Senior Buyer and became the Director of Purchasing in 1994. Mr. Folliard was promoted to Vice President of Merchandising in 1996, Senior Vice President of Store Operations in 2000 and Executive Vice President of Store Operations in 2001.

Public Company Board Experience:

	• Baron Investment Funds Trust (2017 - present) • Baron Select Funds (2017 - present)	• CarMax, Inc. (2006 - present)

Cheryl W. Grisé

Director Since: 2008 Age: 70 Committees: • Compensation and Management Development • Nominating and Governance Experience & Skills:

Biography

Ms. Grisé has significant experience as a director of several large public corporations and as a former executive officer of a public utility holding company. Ms. Grisé’s substantial executive and operational experience, along with earlier experience as general counsel, corporate secretary and chief human resources executive, provide her with a unique perspective on the complex legal, governance, human capital and other issues that affect companies in regulated industries, as well as the effective functioning of the Company’s corporate governance structures. Ms. Grisé also brings to the Board meaningful experience based on her service as Lead Director of MetLife, Inc. and her service on the boards of directors of several other public companies, including ICF International, Inc., which has a strong cybersecurity professional services practice.

Relevant Business Experience:

Ms. Grisé was Executive Vice President of Northeast Utilities (now Eversource Energy), a public utility holding company, from December 2005 until her retirement effective July 2007; Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007; President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007; and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001.

Public Company Board Experience:

	• MetLife, Inc. (2004 - present) • ICF International, Inc. (2012 - present)	• Dollar Tree, Inc. (2022 - present) • Pall Corporation (2007 - 2015)

6	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

André J. Hawaux

Director Since: 2013 Age: 62 Committees: • Audit (Chair) • Finance and Investment Experience & Skills:

Biography

Mr. Hawaux has significant experience serving as a senior officer of several corporations, including as executive vice president and chief financial officer of a large, consumer-focused public company. In connection with that role, Mr. Hawaux has extensive experience in operational matters and business strategy, which adds a valuable perspective for the Board’s decision-making. In addition, Mr. Hawaux has significant experience in the preparation and review of complex financial reporting statements as well as experience in risk management and risk assessment. Mr. Hawaux also serves on the boards of directors of Lamb Weston Holdings, Inc. where he is a member of the audit and finance committees, and Tractor Supply Company where he is a member of the Audit Committee.

Relevant Business Experience:

Mr. Hawaux is the Former Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Dick’s Sporting Goods, Inc. Mr. Hawaux joined Dick’s Sporting Goods, Inc., a leading omni-channel sporting goods retailer, in June 2013 as Executive Vice President, Finance Administration and Chief Financial Officer and also served as its Executive Vice President, Chief Operating Officer through August 2017. Mr. Hawaux served as president of the Consumer Foods business of ConAgra Foods, Inc. (now ConAgra Brands Inc.), one of North America’s leading packaged food companies, from 2009 until May 2013. He joined ConAgra as Executive Vice President and Chief Financial Officer in 2006, and prior to ConAgra, he served as general manager of a large U.S. division of PepsiAmericas. Mr. Hawaux also previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit. Mr. Hawaux is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

	• Lamb Weston Holdings, Inc. (2017 - present)	• Tractor Supply Company (2022 - present)

J. Phillip Holloman

Director Since: 2020 Age: 67 Committees: • Audit • Finance and Investment Experience & Skills:

Biography

Mr. Holloman brings significant insight to the Board from his career as an executive of Cintas Corporation, including in his position as President and Chief Operating Officer from 2008 to 2018. Mr. Holloman successfully guided Cintas during a challenging economic period and led Cintas’ rebranding exercise, including offering new products and services, as well as its entrance into new markets. Mr. Holloman has extensive knowledge and experience in the areas of process improvement, operations, sales and marketing. He also led his functions’ succession planning, improvement of diversity and inclusion practices, and compensation and benefits strategy. Mr. Holloman’s leadership and operational experience give him a comprehensive understanding of processes, strategy, risk management and how to manage complex business operations. Mr. Holloman has also served on the boards of directors of Rockwell Automation, Inc. and BlackRock Fixed Income.

Relevant Business Experience:

Mr. Holloman served as President and Chief Operating Officer of Cintas Corporation, a publicly traded provider of corporate uniforms and related business services, from 2008 until July 2018. He joined Cintas in 1996 and has served in various positions including Vice President – Engineering/Construction from 1996 to 2000, Vice President – Distribution/Production Planning from 2000 to 2003, Executive Champion of Six Sigma Initiatives from 2003 to 2005, and Senior Vice President – Global Supply Chain Management from 2005 until 2008. Mr. Holloman also serves as director of Rockwell Automation.

Public Company Board Experience:

	• Rockwell Automation (2013 - 2023)	• Blackrock Fixed Income (2021 - present)

PULTEGROUP, INC. | 2023 PROXY STATEMENT	7

PROPOSAL 1 - ELECTION OF DIRECTORS

Ryan R. Marshall

Director Since: 2016 Age: 48 Committees: • Finance and Investment Experience & Skills:

Biography

Mr. Marshall brings significant insight to the Board from his tenure at PulteGroup, including in his position as President and Chief Executive Officer and his management of many of the Company’s largest operations. Mr. Marshall’s extensive experience at the Company through various financial and operational roles prior to his appointment as the Chief Executive Officer of the Company provides an in-depth understanding of PulteGroup’s operations and complexity and adds a valuable perspective for Board decision-making. Mr. Marshall also serves on the board of directors of Floor & Décor Holdings, Inc.

Relevant Business Experience:

Mr. Marshall is President and Chief Executive Officer of PulteGroup, Inc. Mr. Marshall has served as the President and Chief Executive Officer of PulteGroup, Inc. since September 8, 2016, and as the President since February 15, 2016. Prior to becoming CEO, Mr. Marshall most recently had the responsibility for the Company’s homebuilding operations and its marketing and strategy departments. Prior to being named President, Mr. Marshall was Executive Vice President of Homebuilding Operations since May 2014. Other previous roles included Area President for the Company’s Southeast Area since November 2012, Area President for Florida, Division President in both South Florida and Orlando and Area Vice President of Finance. In those roles, he has managed various financial and operating functions including financial reporting, land acquisition and strategic market risk and opportunity analysis.

Public Company Board Experience:

• Floor & Decor Holdings, Inc. (2020 - present)

John R. Peshkin

Director Since: 2016 Age: 62 Committees: • Audit • Finance and Investment (Chair) Experience & Skills:

Biography

Mr. Peshkin has significant experience as a founder and managing partner at a leading real estate investment group. In addition, Mr. Peshkin also has significant experience in the real estate and home building industries as a successful senior executive, as an investor and as a board member at two of the nation’s top builders, which brings valuable industry knowledge and insight to the Board. Mr. Peshkin also brings to the Board meaningful experience based on his service on the board of directors of for-profit companies and non-profit institutions.

Relevant Business Experience:

Mr. Peshkin is the founder and Managing Partner at Vanguard Land, LLC, a private real estate investment group focused on the acquisition and development of residential and commercial properties throughout Florida since 2008. He was previously the founder and Chief Executive Officer of Starwood Land Ventures, an affiliate of Starwood Capital Group Global, a real estate private equity firm, until 2008. Mr. Peshkin spent 24 years with Taylor Woodrow plc, a national homebuilder, serving as its North American CEO and President from 2000 to 2006. Mr. Peshkin is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

• Standard Pacific Corp. (subsequently CalAtlantic Group, Inc., which was then acquired by Lennar Corporation) (2012 - 2015)

8	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

Scott F. Powers

Director Since: 2016 Age: 63 Committees: • Compensation and Management Development (Chair) • Nominating and Governance Experience & Skills:

Biography

Mr. Powers has significant experience as a financial services executive executing growth strategies, managing operations and leading efforts in risk and crisis management. Mr. Powers brings additional skills to the Board honed through a career of managing through financial industry change. Mr. Powers also has public company board experience as a current member of the boards of directors of Sun Life Financial, Inc., where he also serves as Non-Executive Chairman of the Board, and Automatic Data Processing, Inc. He was also previously member of the board of directors of Whole Foods Market, Inc.

Relevant Business Experience:

Mr. Powers is the Former President and Chief Executive Officer of State Street Global Advisors. Mr. Powers held leadership positions at State Street Corporation, a financial holding company that performs banking services through its subsidiaries, from 2008 to 2015, most recently as Executive Vice President of State Street Corp, President and Chief Executive Officer of State Street Global Advisors. Mr. Powers also served as a member of the State Street Management Committee. In addition, he previously served as President and Chief Executive Officer of Old Mutual USA and Old Mutual Asset Management from 2001 to 2008. He also held executive roles at Mellon Financial Corporation and Boston Company Asset Management.

Public Company Board Experience:

	• Automatic Data Processing, Inc. (2018 - present) • Sun Life Financial, Inc. (2015 - present)	• Whole Foods Market, Inc. (2017)

Lila Snyder

Director Since: 2018 Age: 50 Committees: • Compensation and Management Development • Finance and Investment Experience & Skills:

Biography

Ms. Snyder has significant experience as a consultant and corporate executive in a wide variety of industries. Ms. Snyder has advised on and led innovation initiatives in the areas of digital technology, media, cybersecurity and communications. Ms. Snyder also brings significant skills to the Board relating to strategy, operations, marketing and sales as a current chief executive officer of a large multi-national private company and as a former C-level executive of a Fortune 1000 Company.

Relevant Business Experience:

Ms. Snyder has served as Chief Executive Officer of Bose Corporation, a manufacturer of audio equipment, since August 2020. Prior to her current role, Ms. Snyder held numerous senior leadership positions at Pitney Bowes, Inc., including Executive Vice President and President, Commerce Services from October 2017 to August 2020, President of Global Ecommerce from June 2015 to October 2017, and President of Document Messaging Technologies from November 2013 to June 2015. Prior to joining Pitney Bowes, Inc., Ms. Snyder was a partner at global consultancy firm McKinsey & Company, Inc., where she led McKinsey’s Stamford office and served clients in the technology, media and communications sectors.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	9

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors recommends that shareholders vote “FOR” the election of these ten nominees.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or appoint a new director to fill the vacancy. The new director would serve until the Company’s next annual meeting of shareholders.

10	PULTEGROUP, INC. | 2023 PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, Compensation and Management Development Committee, Nominating and Governance Committee and Finance and Investment Committee. Charters for all of these committees are available on the Company’s website at www.pultegroup.com. The table below shows current membership for each of the standing Board committees.

Director Name	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee	Finance and Investment Committee

BRIAN P. ANDERSON	●			●

BRYCE BLAIR	●		C

THOMAS J. FOLLIARD*

CHERYL W. GRISÉ		●	●

ANDRÉ J. HAWAUX	C			●

J. PHILLIP HOLLOMAN	●			●

RYAN R. MARSHALL				●

JOHN R. PESHKIN	●			C

SCOTT F. POWERS		C	●

LILA SNYDER		●		●

C = Chair

*	Non-Executive Chairman

Board Committee Refreshment

On at least an annual basis, the Nominating and Governance Committee reviews committee assignments and discusses whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s Committees. The Board continues to actively refresh its committees with changes made on a regular basis. Most recently, effective January 1, 2023, Mr. Folliard was selected to replace Mr. Blair as Non-Executive Chairman and, as such, no longer serves on the Compensation and Management Development Committee or the Nominating and Governance Committee. Effective January 1, 2023, Mr. Blair began serving as the Chair of the Nominating and Governance Committee and on the Audit Committee.

Audit Committee

The Audit Committee met 9 times in 2022. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements and financial reporting process, the Company’s system of internal accounting and financial controls, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the engagement of the independent auditors, the evaluation of the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, and the Company’s management of significant financial and technological risks. The Audit Committee is also responsible for preparing the report of the Audit Committee required to be included in the Company’s annual proxy statement.

The Audit Committee is responsible for selecting (subject to ratification by our shareholders) the independent auditor as well as setting the compensation for and overseeing the work of the independent auditor and approving audit services to be provided by the independent auditor. The Board has determined that each of the members of the Audit Committee is independent within the meaning of the Company’s categorical standards and the applicable NYSE and SEC rules and financially literate as defined by the NYSE rules, and that Brian P. Anderson, André J. Hawaux and John R. Peshkin are audit committee financial experts for purposes of the SEC’s rules.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	11

COMMITTEES OF THE BOARD OF DIRECTORS

Compensation and Management Development Committee

The Compensation and Management Development Committee met 4 times in 2022. The Compensation and Management Development Committee is responsible for the review, approval and administration of the compensation and benefit programs for the Chief Executive Officer and the other named executive officers. It also reviews and makes recommendations regarding the Company’s general compensation philosophy and incentive plans and certain other compensation plans; reviews the Company’s leadership development programs and initiatives; discusses performance, leadership development and succession planning for key officers with the Chief Executive Officer, as appropriate; develops and implements policies with respect to the recovery or “clawback” of any excess compensation (including stock options) paid to any of the Company’s executive officers based on erroneous data; and reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as employee engagement and talent development. The Compensation and Management Development Committee has the power to form subcommittees and delegate responsibility to them. The Board has determined that each of the members of the Compensation and Management Development Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

Mr. Scott F. Powers is currently the Chair of the Compensation and Management Development Committee. Mr. Powers works with the Company’s Senior Vice President, Human Resources, or other senior leadership in our human resources department to establish meeting agendas and determine whether any members of PulteGroup’s management or outside advisors should attend meetings. The Compensation and Management Development Committee also meets regularly in executive session. At various times during the year at the request of the Compensation and Management Development Committee, Ryan R. Marshall, the President and Chief Executive Officer of the Company; Robert T. O’Shaughnessy, the Executive Vice President and Chief Financial Officer of the Company; and Todd N. Sheldon, the Executive Vice President, General Counsel and Corporate Secretary of the Company, may attend Compensation and Management Development Committee meetings, or portions of Compensation and Management Development Committee meetings, to provide the Compensation and Management Development Committee with information regarding the Company’s operational performance, financial performance or other topics requested by the Compensation and Management Development Committee to assist it in making its compensation decisions.

The Chief Executive Officer annually reviews the performance of each member of senior management (other than our Chief Executive Officer’s performance, whose performance is reviewed by the Compensation and Management Development Committee). Recommendations based on these reviews, including salary adjustments, annual bonuses, long-term incentives and equity grants, are presented to the Compensation and Management Development Committee. Recommendations regarding salary adjustments, annual bonuses, long-term incentives and equity grants for our Chief Executive Officer are made by the Compensation and Management Development Committee and approved by the full Board. All decisions for 2022 made with respect to the executives listed in the Summary Compensation Table (other than the Chief Executive Officer) were made after deliberation with Mr. Marshall.

The Compensation and Management Development Committee is also responsible for overseeing the development of the Company’s succession plan for the President and Chief Executive Officer and other key members of senior management, as well as the Company’s leadership development programs.

The Compensation and Management Development Committee receives and reviews materials provided by the Compensation and Management Development Committee’s consultant and the Company’s management. These materials include information that the consultant and management believe will be helpful to the Compensation and Management Development Committee, as well as materials the Compensation and Management Development Committee specifically requests.

The Compensation and Management Development Committee has the authority to engage its own outside compensation consultant and any other advisors it deems necessary. Since May 2019, the Compensation and Management Development Committee has engaged Semler Brossy to act as its independent consultant. Semler Brossy regularly provides the Compensation and Management Development Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation and Management Development Committee also regularly asks Semler Brossy to opine on the reasonableness of specific pay decisions and actions for the named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Semler Brossy are directed by the Compensation and Management Development Committee, although Semler Brossy may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation and Management Development Committee. During 2022, the Compensation and Management Development Committee asked Semler Brossy to review market data and advise the Committee on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; review and advise the Compensation and Management Development Committee regarding the Company’s pay for performance, equity grant and dilution levels, each as relative to the Company’s peers; review and advise the

12	PULTEGROUP, INC. | 2023 PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

Compensation and Management Development Committee regarding regulatory, disclosure and other technical matters; and review and advise the Compensation and Management Development Committee regarding the Company’s compensation risk assessment procedures. The Compensation and Management Development Committee also asked the Semler Brossy to provide opinions on named executive officer pay decisions.

In 2022, Semler Brossy did not provide any other services to the Company. The Compensation and Management Development Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of the compensation consultants for the Compensation and Management Development Committee does not raise any conflict of interest.

The Compensation and Management Development Committee has determined that Semler Brossy is independent because it does no work for the Company other than that requested by the Compensation and Management Development Committee. The Chair of the Compensation and Management Development Committee reviews the consultant’s invoices, which are paid by the Company.

Nominating and Governance Committee

The Nominating and Governance Committee met 4 times in 2022. The Nominating and Governance Committee establishes criteria for the selection of new members of the Board and makes recommendations to the Board based on qualified identified individuals, including any qualified candidates nominated by shareholders, as described in “Director Nomination Recommendations” below. As noted above, in March 2018, the Nominating and Governance Committee amended its charter to express the Nominating and Governance Committee’s commitment to the inclusion of diverse groups (including, where appropriate, diversity of age, gender, race, ethnicity and professional experience), knowledge and viewpoints in its selection of Board nominees. Since the adoption of this charter amendment, subsequent Board searches have been conducted consistent with this practice and have served to enhance the diversity, including the gender and racial/ethnic diversity, of our Board.

The Nominating and Governance Committee is also responsible for matters related to the governance of the Company and for developing and recommending to the Board the criteria for Board membership, the selection of new Board members, and the assignment of directors to the committees of the Board. The Nominating and Governance Committee assures that a regular evaluation is conducted of the performance, qualifications, and integrity of the Board and the committees of the Board. Please see “Corporate Governance—Board Assessments” for further information regarding the regular evaluations. The Nominating and Governance Committee also reviews and makes recommendations with respect to the compensation of members of the Board.

The Nominating and Governance Committee is also responsible for reviewing the Company’s Environmental, Social and Governance (“ESG”) Policies, reviewing the Company’s cultural metrics, and assessing and monitoring the Company’s enterprise risk management initiatives. With respect to our ESG reporting, the Nominating and Governance Committee oversaw our Company’s process of beginning to report sustainability metrics consistent with the Sustainability Accounting Standards Board (“SASB”) for Home Builders along with other disclosures related to our environmental and social initiatives. ESG-related metrics and initiatives have been included in our CEO’s performance objectives for 2023. With respect to our Company’s culture initiatives, the Nominating and Governance Committee reviews, at least twice annually, key company metrics with regard to workforce diversity, stability, health and safety, as well as our compliance policies relating to employee conduct and anti-harassment.

The Board has determined that each of the members of the Nominating and Governance Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

Finance and Investment Committee

The Finance and Investment Committee met 7 times in 2022. The Finance and Investment Committee reviews key aspects of the Company’s policies that relate to the management of the Company’s financial affairs. The Finance and Investment Committee also reviews the Company’s long-term strategic plans and annual budgets, capital commitments budget, certain land acquisition and sale transactions, and the Company’s cash needs and funding plans.

Board Meeting Information

The Board of Directors held a total of 8 meetings in 2022. During 2022, each director attended at least 90% of the aggregate number of meetings of the Board of Directors and of the committees on which such director served that were held during the period that such director served on the Board of Directors or applicable committee.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	13

COMMITTEES OF THE BOARD OF DIRECTORS

PulteGroup encourages its directors to attend each of the Company’s annual meeting of shareholders, and all of our directors serving on the date of last year’s annual meeting of shareholders attended that meeting.

Throughout the year, PulteGroup held regularly scheduled executive sessions of its non-management directors without management participation. In addition, in 2023, PulteGroup will hold at least one executive session of its non-management directors without the participation of management. From the Company’s 2017 annual meeting of shareholders until January 1, 2023, Bryce Blair, our former Non-Executive Chairman, presided at these executive sessions. Since January 1, 2023, Mr. Folliard has presided at these executive sessions. Provided that Mr. Folliard is re-elected at the annual meeting, he will continue to preside over the executive sessions as the Non-Executive Chairman (as discussed further below).

14	PULTEGROUP, INC. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance Highlights

The Board continues to take steps that we believe improve our corporate governance and position our Company for long-term success, which have included:

Commitment to Diversity. The Nominating and Governance Committee charter expresses the Nominating and Governance Committee’s commitment to the inclusion of diverse groups (including, where appropriate, diversity of age, gender, race, ethnicity and professional experience), knowledge and viewpoints in its selection of Board nominees. Each addition to our Board since 2018 has been diverse.

Non-Executive Chairman of the Board. Since January 1, 2023, Mr. Folliard has served in the position of Non-Executive Chairman of the Board, and from 2016 through January 1, 2023, Mr. Blair served in such position. The Non-Executive Chairman serves to help (i) ensure that the Board discharges its responsibilities, (ii) ensure that the Board has structures and procedures in place to enable it to function independently of management, (iii) provide leadership at independent directors’ executive sessions and in other work, (iv) promote director dialogue in and out of meetings and (v) ensure the Board clearly understands the respective roles and responsibilities of the Board and management.

Board Refreshment. Our Corporate Governance Guidelines provide that no director shall stand for election after the age of 75, and five of ten members of our Board have served for seven years or less.

Governance Guidelines; Code of Ethical Business Conduct; Code of Ethics; Prohibition on Hedging

The Board has adopted Corporate Governance Guidelines, which reflect the principles by which PulteGroup operates. The guidelines address an array of governance issues and principles including: director independence, committee independence, management succession, annual Board evaluations, director nominations, director age limitations, the role of the Non-Executive Chairman or Lead Director, and executive sessions of the independent directors. PulteGroup’s Governance Guidelines are available for viewing on our website at www.pultegroup.com. The Board also has adopted a Code of Ethical Business Conduct, which applies to all directors and employees and a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other senior officers. The Code of Ethical Business Conduct and the Code of Ethics are also available on the Company’s website, and the Company intends to include on its website any waivers of its Code of Ethical Business Conduct that relate to executive officers and directors as well as any amendments to, or waivers from, a provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. Among other provisions, our Code of Ethical Business Conduct prohibits all employees and directors from engaging in hedging or monetization transactions such as zero-cost collars or forward-sale contracts.

Board Leadership

Our Corporate Governance Guidelines currently contemplate that the independent directors will annually designate one of the independent directors to serve as Non-Executive Chairman for a one-year term. As noted above, the Board appointed Thomas Folliard as Chairman of the Board, and, provided that Mr. Folliard is re-elected at the annual meeting, as an independent director, he will continue to serve as Non-Executive Chairman.

Mr. Folliard will work with the President and Chief Executive Officer to ensure that the Board discharges its responsibilities, has procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board and management. In addition, the Non-Executive Chairman’s duties have historically included and will continue to include convening and chairing regular executive session meetings of the non-management directors and, as appropriate, providing prompt feedback to the President and Chief Executive Officer; coordinating and developing the agenda for executive sessions of the independent directors; convening meetings of the independent directors if necessary; coordinating feedback to the President and Chief Executive Officer on behalf of the independent directors regarding business issues and management; providing final approval, after consultation with the President and Chief Executive Officer,

PULTEGROUP, INC. | 2023 PROXY STATEMENT	15

CORPORATE GOVERNANCE

as to the agendas for meetings of the Board and informational needs associated with those agendas and presentations; performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole or by the non-management directors; serving as the designated spokesperson for the Board when it is appropriate for the Board to comment publicly on any matter; and being available for consultation and communication if requested by the Company’s major shareholders. The Board recognizes that no single leadership model is right for all companies at all times, and as appropriate, the Board will continue to review its leadership model to determine the correct leadership structure for the Company.

Board Role in Risk Oversight

The Board’s involvement in risk oversight includes both formal and informal processes and involves the Board and committees of the Board.

On an annual basis, the Nominating and Governance Committee of the Board oversees a formal risk assessment during which the principal operational risks facing PulteGroup and associated responses are evaluated and enterprise risks are reviewed to determine the appropriate allocation of oversight of those risks amongst the Board and its various committees. For instance, the Audit Committee receives materials on a frequent basis to address the identification and status of certain risks to the Company, including: financial risks, regulatory risks, litigation claims and risks, and cybersecurity risks. At meetings of the full Board, these risks are identified to Board members, and the Chair of the Audit Committee reports on the activities of the Audit Committee regarding risk analysis. In addition, two times per year, the Audit Committee receives a report from PulteGroup’s Ethics Committee regarding current hotline activities and associated responses. The other committees of the Board also consider and address certain risks as they perform their respective responsibilities, and such committees report to the full Board from time to time as appropriate, including whenever a matter rises to a material or enterprise level risk. For example, annually the Compensation and Management Development Committee reviews the potential risks associated with our compensation program.

The Nominating and Governance Committee has been designated to monitor risks related to the Company’s ESG initiatives, and in 2019 the Nominating and Governance Committee began formally reviewing metrics regarding the Company’s culture, including key company metrics with regard to workforce diversity, stability, health and safety, as well as our compliance policies relating to employee conduct and anti-harassment.

In addition to their formal risk assessment activities and oversight, the Board and committees of the Board are also involved in risk oversight on a more informal basis at regular Board and committee meetings. The Board’s efforts include the receipt of regular financial and business updates from senior management, which involve detailed reports on financial and business risks facing PulteGroup when applicable.

Cybersecurity and risks related to our information technology and other computer resources are an important focus of our Board’s risk oversight. Our computer systems, including our back-up systems, are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches (through cyberattacks from computer hackers and sophisticated organizations), catastrophic events such as fires, tornadoes and hurricanes, usage errors by our employees, or cyber-attacks or errors by third party vendors who have access to our confidential data or that of our customers. We have privacy and data security policies, practices and controls in place that are designed to prevent and/or mitigate the impact of security breaches. All of our employees with network access are required to complete information security and privacy training on an annual basis. We are continuously working to improve our information technology systems and provide employee awareness training around phishing, malware, and other cyber risks to enhance our levels of protection, to the extent possible, against cyber risks and security breaches, and monitor to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have an impact on our business. The Company’s cybersecurity program is based on the National Institute of Standards and Technology (NIST) Cybersecurity Framework, and is periodically assessed by an independent third party. In addition, the Company maintains cybersecurity insurance as part of its overall insurance portfolio. Additionally, the Audit Committee receives materials on a frequent basis to address the identification and status of information technology cybersecurity risks, and management, including our Chief Information Officer and Chief Information Security Officer, provides quarterly updates to our Audit Committee and an annual update to our Board with respect to cybersecurity matters.

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CORPORATE GOVERNANCE

ENTERPRISE RISK AND BOARD OF DIRECTORS’ OVERSIGHT

Board Assessments

Each year, the Nominating and Governance Committee leads a confidential assessment process under which our Board and its committees conduct self-assessments. Additionally, every other year, the Nominating and Governance Committee leads a confidential assessment process under which each individual director completes a formal self-assessment and an assessment of each other director. The following is a summary of the assessment process:

Board assessments—Each year, the Board and the Nominating and Governance Committee review and discuss the results of the Board’s self-assessment. The discussion includes an assessment of the Board’s compliance with the principles in the Corporate Governance Guidelines and an identification of areas in which the Board could improve its performance.

Committee assessments—Each year, each committee of the Board and the Nominating and Governance Committee review and discuss the results of the respective committee’s self-assessment. Each committee discussion includes an assessment of the respective committee’s compliance with the principles in the Corporate Governance Guidelines and the committee’s charter, as well as an identification of areas in which the committee could improve its performance.

Director assessments—Every other year, each director completes a self-assessment and an assessment of each other director, and that feedback is shared in one-on-one discussions with each director. The Chair of the Nominating and Governance Committee conducts these assessments, except for the Chair’s own assessment, which is currently conducted by the Non-Executive Chairman. These assessments are designed to enhance each director’s participation and role as a member of the Board, as well as to assess the competencies and skills each individual director is expected to bring to the Board. While formal self-assessments are conducted every other year, the Chair and the Nominating and Governance Committee regularly solicit feedback from the other directors and take action as necessary to ensure a well-functioning Board.

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CORPORATE GOVERNANCE

In 2022, the Board and committee assessments were completed in December. Our Board believes that one of the best measures of the effectiveness of an assessment process is how a Board uses the information and whether it takes action on the results. Our Board’s assessment process and annual review of our experience matrix have been the key component in our proactive Board refreshment process resulting in five new Board members over the last seven years. The Board has also used the assessment process to assess the additional skills and experiences that would be useful to add to our Board. Our Board intends to continue to review the matrix for appropriate revisions at least annually.

Board Oversight of Director Time Commitments

Like many boards of directors, our Board has met more frequently over the last three years to manage the tactical challenges of the COVID-19 pandemic and the broader impacts of a dynamic operating environment on our long-term strategy. As part of our individual director assessment process, our Board not only assesses each member’s attendance record, but also his or her engagement on the Board during and between meetings. As noted above, our Board members each attended at least 90% of their scheduled meetings in 2022. In addition to this strong record of commitment and engagement and a rigorous assessment process, our Corporate Governance Guidelines also provide for specified limitations on director time commitments. Our Corporate Governance Guidelines provide that a director may not serve on more than four total boards of directors of public companies, including the Company’s Board, a director who is an executive chair (or the equivalent) at another public company board of directors may not serve on more than three boards of directors of public companies, including the Company’s Board, a director who is a chief executive officer (or the equivalent) at another public company may not serve on more than two boards of directors of public companies, including the Company’s Board, and any management director may not serve on more than two boards of directors of public companies, including the Company’s Board. Our Corporate Governance Guidelines also provide that directors are expected to advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee before accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company. Furthermore, our Nominating and Governance Committee also annually assesses a director candidate’s time commitments on other public company boards when making nomination recommendations. Currently all of our director nominees are compliant with these guidelines.

Available Information about PulteGroup

The following information is available on PulteGroup’s website at www.pultegroup.com and in print for any shareholder upon written request to our Corporate Secretary:

Previously filed SEC current reports, quarterly reports, annual reports and reports under Section 16(a) of the Exchange Act

Audit Committee Charter

Compensation and Management Development Committee Charter

Nominating and Governance Committee Charter

Finance and Investment Committee Charter

Code of Ethics (for Covered Senior Officers)

Code of Ethical Business Conduct

Corporate Governance Guidelines

By-laws

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DIRECTOR NOMINATION RECOMMENDATIONS

The Nominating and Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including candidates recommended by shareholders. The Nominating and Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board. The Nominating and Governance Committee will review all proposed nominees, including those proposed by shareholders, in accordance with its charter and PulteGroup’s Corporate Governance Guidelines. The Nominating and Governance Committee considers the experience and skills for potential candidates adopted by the Board and summarized in the matrix on page 2. In addition, the Nominating and Governance Committee will review the person’s judgment, experience, qualifications, independence, understanding of PulteGroup’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board and PulteGroup.

The Board also believes that diversity is an important goal and looks for potential candidates who will help ensure that the Board has the benefit of a wide range of skills and points of view. As noted above, the Nominating and Governance Committee charter expresses the Nominating and Governance Committee’s commitment to the inclusion of diverse groups (including, where appropriate, diversity of age, gender, race, ethnicity and professional experience), knowledge and viewpoints in its selection of Board nominees. Since the adoption of this charter amendment, subsequent Board searches have been conducted consistent with this practice and have served to enhance the diversity, including the gender and racial/ethnic diversity, of our Board.

The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

You may recommend a person to be nominated for director by submitting a written proposal by certified mail, return receipt requested, or by recognized overnight courier, to Todd N. Sheldon, Corporate Secretary, PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 1500, Atlanta, Georgia 30326. Shareholders wishing to directly nominate a candidate for election as a director at next year’s annual meeting of shareholders must deliver written notice to PulteGroup at the above address not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders (unless the annual meeting is convened more than thirty days before or more than 60 days after such anniversary date, in which case notice must be received no more than 120 days prior to the date of such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) 10 days after the earlier of (A) the day on which notice of the date of the meeting was mailed or otherwise provided by the Company or (B) the day on which public disclosure of the meeting date was made), and the required notice must include the information and documents set forth in the Company’s by-laws.

In addition, the Company’s by-laws permit proxy access. The proxy access by-law provision permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s by-laws. Shareholders wishing to directly nominate a candidate for election as a director at next year’s annual meeting of shareholders and have such nomination included in the Company’s proxy materials must deliver written notice to PulteGroup at the above address not later than 120 days nor more than 150 days in advance of the date the Company’s proxy statement was released to security holders for the annual meeting (unless the date of such meeting has been changed by more than 30 days from the date contemplated at this time), and the required notice must include the information and documents set forth in the by-laws.

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2022 DIRECTOR COMPENSATION

The table below shows compensation for the Company’s non-employee directors for the fiscal year ended December 31, 2022.

	Fees Earned or Paid in Cash (1)	Share Awards (2)(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

BRIAN P. ANDERSON	$95,000	$150,002	$—	$—	$245,002

BRYCE BLAIR	$170,000	$150,002	$—	$—	$320,002

RICHARD W. DREILING(4)	$41,209	$—	$8,371	$—	$49,580

THOMAS FOLLIARD	$111,415	$150,002	$—	$—	$261,417

CHERYL W. GRISÉ	$95,000	$150,002	$—	$—	$245,002

ANDRE HAWAUX	$120,000	$150,002	$—	$—	$270,002

J. PHILLIP HOLLOMAN	$95,000	$150,002	$2,222	$—	$247,224

JOHN R. PESHKIN	$120,000	$150,002	$10,124	$—	$280,126

SCOTT F. POWERS	$120,000	$150,002	$1,529	$—	$271,531

LILA SNYDER	$95,000	$150,002	$—	$—	$245,002

(1)	The amounts in this column represent the fees earned or paid in cash for services as a director, including annual retainer, committee chairmanship and Non-Executive Chairman fees.

(2)

The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2022. On May 4, 2022, the non-employee directors received their annual equity grant of 3,383 shares, which represents $150,000 divided by the average of the high and low share price on the date of grant. The amounts reported in this column for Ms. Grisé and Messrs. Folliard, Holloman, Peshkin and Powers represent the value of share units deferred under the PulteGroup, Inc. Deferred Compensation Plan for Non-Employee Directors. The share units consist of fully vested deferred share units that are settled in common shares and subject to a deferral election consistent with Internal Revenue Code Section 409A.

(3)	As of December 31, 2022, each non-employee director had the number of deferred share units set forth below and did not hold any other equity awards as of December 31, 2022.

(4)	Mr. Dreiling ceased to serve as a director, effective May 4, 2022.

Director	Deferred Share Units

BRIAN P. ANDERSON	—

BRYCE BLAIR	—

RICHARD W. DREILING	—

THOMAS FOLLIARD	26,863

CHERYL W. GRISÉ	102,243

ANDRE HAWAUX	—

J. PHILLIP HOLLOMAN	6,005

JOHN R. PESHKIN	26,863

SCOTT F. POWERS	8,183

LILA SNYDER	12,725

20	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 DIRECTOR COMPENSATION

Director Compensation

The Nominating and Governance Committee reviews the compensation of the Company’s non-employee directors. For 2022, the Nominating and Governance Committee did not make any changes to the non-employee director compensation program.

During 2022, non-employee directors were entitled to receive the following compensation for service as members of the Board and as members of Board committees:

Annual Board membership fee of $95,000 in cash;

Committee Chair retainer fee of $25,000 in cash;

Non-Executive Chairman retainer fee of $75,000 in cash; and

Annual Equity Retainer Fee of $150,000 in common shares (the number of common shares determined by dividing $150,000 by the average of the high and low share price on the date of grant).

Directors who also are our employees do not receive any of the compensation described above. Accordingly, Ryan R. Marshall, our President and Chief Executive Officer, and also a director of the Company, received no additional compensation for his services as a director during 2022. The compensation received by Mr. Marshall as an employee of the Company is shown in the 2022 Summary Compensation Table set forth in this Proxy Statement.

Director Deferred Compensation

In 2022, non-employee directors were entitled to defer all or a portion of their cash and equity compensation. Deferred cash payments are credited with interest at a rate equal to the five-year U.S. treasury rate, plus 2%. Under the “Deferred Compensation Plan for Non-Employee Directors,” the payment of director cash fees may be deferred for up to eight years, and directors may elect to receive their deferred fees in a lump sum or in equal annual installments over a period not to exceed eight years. In the event of the director’s departure either before or after the commencement of a deferral period, such director’s deferred fees will be paid in a lump sum payment. Under the terms of the plan, all deferred equity will be distributed to the director upon his or her departure from the Board.

Equity Ownership Guidelines

Each non-employee member of the Board is expected to maintain an equity investment in the Company equal to at least five times the annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that may be counted toward achieving the equity investment guidelines include outstanding share awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse and shares purchased on the open market. Outstanding stock options do not count toward achieving the equity investment guidelines. As of the record date, all continuing non-employee members of the Board have met or, within the applicable period, are expected to meet, these share ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2022 and our executive compensation philosophies and objectives applicable to our named executive officers. This CD&A is divided into five sections:

Executive Summary	• Overview • Return to Shareholders • Pay for Performance • Key Executive Compensation Decisions and Actions • Shareholder Feedback • Named Executive Officers

Establishing and Evaluating Executive Compensation	• Executive Compensation Philosophy • Key Factors in Setting 2022 Compensation • Market Comparisons

How We Make Executive Compensation Decisions	• The Compensation and Management Development Committee • Independent Compensation Consultant • Role of Executive Officers • Use of Tally Sheets

Executive Compensation Program Elements	• Base Salary • Annual Incentive Compensation • Long-Term Incentive Compensation • Equity Grants • Other Compensation Elements and Practices

2023 Compensation Decisions	• Base Salary • Annual Incentive Compensation • Growth Incentive Pool • Long-Term Incentive Compensation

EXECUTIVE SUMMARY

Overview

As a result of a historic rise in inflation rates, the Federal Reserve began to increase the federal funds interest rate in March 2022 and escalated those rate increases throughout 2022. These increases had a direct impact on consumer home mortgage interest rates, causing rates to more than double during the second half of 2022. The increased cost of borrowing, combined with home price inflation in recent years along with inflation elsewhere in the economy, resulted in increasing affordability challenges for consumers. These challenges translated to a reduced demand for new homes and an increase in cancellations of existing home sale contracts in our backlog.

In addition to the impacts on the demand side of our business in 2022, our supply chain continued to see significant challenges. Constraints that began after the onset of the COVID-19 pandemic have continued to limit the availability of certain materials and construction labor, which, combined with delays in municipal approvals and inspections, continue to pressure production cycle times of the homes we are constructing. While we were able to increase pricing to offset the majority of such cost increases during the first half of 2022, pricing was significantly more challenged later in the year given the lower demand for new homes.

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COMPENSATION DISCUSSION AND ANALYSIS

Our leadership team took a proactive response to these significant shifts in market conditions in 2022. We slowed the pace of our housing starts, increased sales incentives, and took additional pricing actions in the majority of our communities. We are also continually working with our trade partners to update the costs for materials, labor, and services to reflect current market conditions and reduce cycle times as the supply chain improves. At the same time, we have worked to reduce our exposure to market risk in our controlled land, including reviews of the underwriting for each of our land option contracts prior to buying additional land and planning to limit our investment in land acquisition and development in 2023. Our focus over the last five years on increased optionality in our land pipeline allowed us to walk away from a number of land option agreements in 2022 with minimal impact on our balance sheet.

COMPENSATION DISCUSSION AND ANALYSIS

Despite the unique challenges of 2022, our Company’s ability to continue to deliver quality homes for our customers resulted in a significant increase to our annual pre-tax income and operating margin. These financial results have allowed us to increase our returns to shareholders while maintaining a healthy balance sheet. Specifically, we:

Increased our homebuilding revenues by 18% to $15.9 billion and our pre-tax income by 37% to $3.4 billion over 2021;

Increased activity under our share repurchase program, including the repurchase of $1.1 billion of shares in 2022;

Increased our quarterly dividend by 7% to $0.16 per share effective for dividends paid beginning in 2023; and

Ended the year with $1.1 billion of cash and cash equivalents and a debt to capital ratio of 18.7% as of December 31, 2022.

We believe our compensation philosophy and practices support PulteGroup’s strategy to drive consistently high returns through the cycles inherent in the U.S. housing market. Our compensation planning is designed to focus executives on balancing short-term objectives and long-term priorities, to align executive and shareholder interests, and to attract and retain the leadership needed to continue to deliver strong results. Executive pay decisions for 2022 were made in the context of our financial performance relative to pre-established performance goals and also considered significant external factors throughout the year and the actions management took to strengthen PulteGroup’s position for 2023 and beyond. We believe in incentivizing performance against a critical set of metrics through the volatility of market cycles. We also believe this compensation philosophy is reflected in the compensation delivered to our senior management team for 2022, as their effective execution in a rapidly changing operating environment in 2022 enabled the Company to position itself to operate in a more challenging economic environment while delivering strong financial results and returns for our shareholders.

Compensation Highlights

The Compensation and Management Development Committee of our Board (the “Committee”) did not make any changes to Mr. Marshall’s target total direct compensation for 2022 as compared to 2021. However, the Committee did approve other structural changes to our executive compensation program during 2022 designed to further align executive compensation with shareholder interests, including:

Modified the Growth Incentive Pool from an all-cash payout to be paid 50% in cash and 50% in the form of RSUs that vest on the two-year anniversary of the grant date, subject to the participant’s continuous service through the vesting date; and

Capped the total amount of the Growth Incentive Pool at $25 million.

We believe that these changes help enhance retention, reflect strong governance practices and maintain the alignment of our executive compensation program with performance. For additional information, see “Pay for Performance” on pages 25-26 of this Proxy Statement and the “Annual Incentive Compensation” section on pages 33-34 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

For 2022, our named executive officers were:

Name	Title
RYAN R. MARSHALL	President and Chief Executive Officer

ROBERT T. O’SHAUGHNESSY	Executive Vice President and Chief Financial Officer

JOHN J. CHADWICK(1)	Executive Vice President and Chief Operating Officer

TODD N. SHELDON	Executive Vice President, General Counsel and Corporate Secretary

MICHELLE H. HAIRSTON(2)	Senior Vice President, Human Resources

(1)	Mr. Chadwick ceased serving as our Chief Operating Officer effective as of January 1, 2023 and will retire from the Company, effective April 21, 2023.

(2)	Ms. Hairston ceased serving as our Senior Vice President, Human Resources as of February 10, 2023.

Return to Shareholders

The following chart shows how a $100 investment in the Company’s common shares on December 31, 2017 would have grown to $146.27 on December 31, 2022, with dividends reinvested quarterly. The chart also compares the total shareholder return (“TSR”) on the Company’s common shares to the same investment in the S&P 500 Index and the Dow Jones U.S. Select Home Construction Index, with dividends reinvested quarterly. We believe this chart illustrates the significant value created for shareholders over the five-year period as compared to both indices.

COMPARISON OF FIVE-YEAR TOTAL SHAREHOLDER RETURN*

*	Assumes $100 invested on December 31, 2017, and the reinvestment of dividends.

24	PULTEGROUP, INC. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

	2017	2018	2019	2020	2021	2022

PulteGroup, Inc.	100.00	79.24	119.91	135.08	181.06	146.27

S&P 500 Index – Total Return	100.00	95.62	125.72	148.85	191.58	156.88

Dow Jones U.S. Select Home Construction Index	100.00	69.27	103.63	131.60	197.10	146.02

The following chart illustrates the Company’s relative TSR over the last one-, three- and five-year periods versus each of the lowest, median and highest performing peer in our defined executive compensation peer group for each period as listed on page 29 including the impact of quarterly reinvestment of any dividends.

Pay for Performance

Our executive compensation program is designed (1) to reward executives for producing sustainable growth and improving shareholder returns consistent with PulteGroup’s strategy and (2) to align compensation with the long-term interests of our shareholders. The Committee strongly believes that a significant portion of executive compensation—both pay opportunities and pay actually realized—should be at-risk and tied to Company performance relative to the Company’s goals and share price performance. For example, since 2014, the Company has incorporated a relative TSR performance metric into its annual equity grant for executives. In addition, consistent with its practice in previous years, the Committee designed the 2022 executive compensation program so that variable pay elements (annual incentive awards, RSUs and performance-based awards) constitute a significant portion of our total executive pay opportunities at target levels. The following charts demonstrate the variable pay elements as compared to the targeted annual compensation of our continuing named executive officers. These charts demonstrate that the variable pay elements comprised at least 92% of the targeted annual compensation for our President and Chief Executive Officer and, on average, 82% of the targeted annual compensation for the other named executive officers in 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 TOTAL DIRECT COMPENSATION

*	Growth Incentive Pool reflects initial 2022 payout value while other components are based on target value for the year.

26	PULTEGROUP, INC. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Key Executive Compensation Decisions and Actions

We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

WHAT WE DO	WHAT WE DO NOT DO
Annual say-on-pay vote

Shareholder engagement

Compensation and Management Development Committee comprised entirely of independent directors

Independent outside compensation consultant

Pay for performance—CEO pay approximately 92% at-risk

Multi-year vesting schedule for equity awards

Meaningful share ownership guidelines

Clawback policy

Market comparison of executive compensation against a relevant peer group

Primarily use different metrics for short-term and long-term incentive programs
Prohibition on hedging and pledging Company securities

No dividends or dividend equivalents paid on unearned performance-based equity awards

No automatic single-trigger vesting of equity awards upon a change-in-control

No change-in-control tax gross-ups for named executive officers

No excessive perquisites

No service-based defined benefit pension plan

Plan prohibits re-pricing of underwater stock options

Plan prohibits granting discounted stock options

No fixed term employment agreements

Shareholder Feedback

In its compensation review process, the Committee considers whether our executive compensation and benefits program serves the interests of our shareholders. In that respect, as part of its ongoing review of our executive compensation program, the Committee considered the approval by approximately 92% of the votes cast for the Company’s “say-on-pay” vote at our 2022 Annual Meeting of Shareholders, which is consistent with the average approval percentage of nearly 94% over the last five years. The Committee was pleased with this favorable outcome and interpreted this level of support as an endorsement by our shareholders of our executive compensation program and policies and did not make changes to our executive compensation program in response to the 2022 “say-on-pay” vote. The Committee values continuing and constructive feedback from our shareholders on compensation, and Messrs. Blair, Marshall, Sheldon, and O’Shaughnessy, among other Board members and executive officers, have discussed the Company’s executive compensation program with various shareholders and have shared this shareholder feedback with the Committee. The Committee will continue to monitor our executive compensation program and, as it deems appropriate, engage with our shareholders and take into account shareholder input.

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COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

Executive Compensation Philosophy

To align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy, the Committee has adopted the following compensation philosophy and guiding principles:

Our Executive Compensation Philosophy

Our overall compensation philosophy applicable to named executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational and financial goals, increase shareholder value and reward long-term financial success.

Guiding Principles

   Providing total compensation levels that are competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in related industries.

   Fostering a pay for performance environment by delivering a significant portion of total compensation through performance-based, variable pay.

   Aligning the long-term interests of our executives with those of our shareholders.

   Requiring our executives to own significant levels of Company shares.

   Balancing cash compensation with equity compensation so that each executive has a significant personal financial stake in the Company’s share price performance (in general, we seek to provide a significant portion of total compensation to named executive officers in the form of equity-based compensation).

   Balancing short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives.

Key Factors in Setting 2022 Compensation

In establishing and evaluating our 2022 executive compensation program, the Committee, in consultation with our Chief Executive Officer, considered the following key factors:

Overall Company performance and specific financial results relative to incentive performance goals established by the Committee in February 2022;

Competitive pay practices (evaluated based on market comparisons and recommendations of the Committee’s independent compensation consultant);

Individual performance of each of our named executive officers;

Historical equity grants;

Tally sheets presenting the potential compensation for each of our named executive officers based on equity grant values and performance levels under our incentive compensation programs; and

Our ability to retain and motivate key talent.

Market Comparisons

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe that it is appropriate to establish compensation levels based only on market practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels, as well as the overall business environment and the role and contributions of each individual. Accordingly, the review of peer information is one of many factors the Committee considers in determining compensation levels. For each element of compensation, the Committee reviews market data (i.e., peer group and survey data) to evaluate target compensation levels, while also considering the relative responsibilities of some of our named executive officers as compared

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COMPENSATION DISCUSSION AND ANALYSIS

to the peer group, revenue size relative to the peer group, our historical compensation practices, the overall mix of our compensation elements being weighted more heavily toward long-term and equity-based compensation, management ownership and financial performance. Other factors that influence the amount of compensation awarded include an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership and industry expertise.

The Committee believes that the Company’s peer group should reflect the industry in which the Company competes for business and executive talent. Accordingly, the Company’s peer group includes companies meeting the following criteria: (i) companies within, or operating in an industry similar to, the home-building industry and (ii) companies of similar size in terms of revenue or market capitalization (generally 1/3 to 3 times the Company’s revenue and market capitalization). The peer group used for evaluating 2022 compensation decisions consisted of the companies below, which was the same peer group that was used for evaluating 2021 compensation decisions.

D.R. Horton, Inc.	Mohawk Industries, Inc.

KB Home	NVR, Inc.

Lennar Corporation	Owens Corning

Masco Corporation	Taylor Morrison Home Corporation

M.D.C. Holdings, Inc.	Toll Brothers, Inc.

Meritage Homes Corporation

In addition to reviewing compensation practices among the compensation peer group, the Committee believes it is important to review compensation practices within the industry generally. The Company participates in and purchases a number of compensation surveys. With the assistance of Semler Brossy, the Committee reviewed a blend of general industry and peer group data in establishing target compensation levels and evaluating whether our compensation policies are in line with market data. The 2022 general industry survey data represented comparably sized companies and similarly situated executive positions from general industry sources. The Committee believes that the compensation practices at companies of this size are most relevant to the Committee’s decision-making process.

Based on Semler Brossy’s competitive market analysis prepared for evaluating 2022 compensation decisions, the Committee found that target compensation opportunities, in total, for the named executive officers was generally competitive. As noted above, the Committee also considered the relative responsibilities of some of our named executive officers as compared to the peer group, revenue size relative to the peer group, our historical compensation practices, the overall mix of our compensation elements being weighted more heavily toward long-term and equity-based compensation, management ownership and financial performance, as well as the other individual factors noted above.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Compensation and Management Development Committee

The Committee establishes our executive compensation philosophies and oversees the development and implementation of our executive compensation program. The Committee operates under a written charter adopted by the Committee. A copy of the charter is available at www.pultegroup.com. In general, the scope of the Committee’s authority is determined by the Board, or established by formal incentive plan documents. The fundamental responsibilities of the Committee include the following with respect to our senior executives:

Establish compensation-related performance objectives to determine annual and long-term incentive compensation;

Establish individual performance goals and objectives for the Chief Executive Officer and evaluate the job performance of the Chief Executive Officer in light of those goals and objectives;

Evaluate the job performance of the other named executive officers;

Annually review and recommend compensation levels for our Chief Executive Officer for full Board approval and approve compensation levels for other named executive officers, with input from the Committee’s compensation consultant;

Administer the Company’s equity compensation;

Develop and review succession plans for the Chief Executive Officer position, including assessing and creating development plans for internal talent;

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COMPENSATION DISCUSSION AND ANALYSIS

Review succession planning, leadership development programs, diversity representation and bench strength for all other senior executive positions; and

Annually review the potential risks associated with our compensation program.

Information on the Committee’s processes and procedures for consideration of executive compensation are addressed under “Committees of the Board of Directors—Compensation and Management Development Committee” above.

The Committee is currently comprised of Ms. Cheryl W. Grisé, Ms. Lila Snyder and Mr. Scott F. Powers, with Mr. Powers currently serving as the Committee Chair.

Each current member of the Committee qualifies as an independent director under NYSE listing standards and our Corporate Governance Guidelines.

Role of the Independent Compensation Consultant

Semler Brossy provides independent executive consulting services to the Committee. Semler Brossy is retained by and reports to the Committee and participates in Committee meetings, as requested by the Committee. Semler Brossy also:

Participates in the design of our executive compensation program to help the Committee evaluate the linkage between pay and performance;

Provides and reviews market data and advises the Committee on setting executive compensation and the competitiveness and reasonableness of our executive compensation program;

Reviews and advises the Committee regarding the elements of our executive compensation program, equity grant and dilution levels, each as relative to our peers;

Reviews and advises the Committee regarding individual executive pay decisions;

Reviews and advises the Committee with respect to new compensation plans and programs;

Reviews and advises the Committee regarding regulatory, disclosure and other technical matters;

Reviews and advises the Committee regarding our compensation risk assessment procedures; and

Reviews and advises the Committee regarding our non-employee director compensation.

During 2022, the compensation consultant did not provide any other services to the Company.

Role of Executive Officers

As noted above, the Committee is responsible for all compensation recommendations and/or decisions for our senior executives (which include the named executive officers). During 2022, Ms. Hairston, our most senior human resources officer, worked with the Committee Chair to establish meeting agendas and to determine whether any members of the Company’s management or outside advisors should attend meetings.

Our Chief Executive Officer annually reviews the performance of each member of senior management (other than his own performance). Recommendations based on these reviews, including salary adjustments, annual bonuses and equity grants, are presented to the Committee. Recommendations regarding salary adjustments, annual bonuses and equity grants for the Chief Executive Officer are made by the Committee for full board approval. All decisions for 2022 made with respect to the named executive officers other than the Chief Executive Officer were made by the Committee after deliberation with Mr. Marshall.

At various times during the year, at the request of the Committee, Messrs. Marshall, O’Shaughnessy and Sheldon, attended Committee meetings, or portions of Committee meetings, to provide the Committee with information regarding our operational performance, financial performance or other topics requested by the Committee to assist the Committee in making its compensation decisions.

Use of Tally Sheets

The Committee reviews tally sheets, prepared by management and reviewed by the compensation consultant, which present comprehensive data on the total potential compensation for each of the named executive officers based on various equity grant values and performance levels under our incentive compensation programs. The tally sheets provide the Committee with a framework of potential minimum and maximum compensation levels that each named executive officer may earn under our executive compensation program. While the tally sheets provide a framework for the Committee, they are not determinative of the elements or amounts of compensation paid.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The Committee has designed the elements of the compensation program for the named executive officers to advance the operational objectives and the long-term strategies of the Company. The following table lists the principal elements of our 2022 executive compensation program. The Committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements and provides alignment with our short and long-term financial and operational priorities and shareholder interests through the annual and long-term incentive compensation programs. Our incentives are designed to drive overall corporate and individual performance, with compensation payouts varying from target based on actual performance against pre-established and communicated performance objectives.

Pay Element

	Salary	Annual Incentive Awards	Performance-Based Awards	Restricted Share Units

WHO RECEIVES	All named executive officers

WHEN GRANTED	Annually

FORM OF DELIVERY	Cash	Cash, with 50% of the Growth Incentive Pool granted as RSUs	Equity

TYPE OF PERFORMANCE	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

PERFORMANCE PERIOD	1 year	1 year, with RSU component of Growth Incentive Pool vesting over 2 years	3-year vesting based on performance	3-year cliff vesting based on service

WHY WE PAY THIS ELEMENT	Provides base pay levels that are competitive with market practices to attract and retain top executive talent.	Provides annual incentive opportunities competitive with market practices to attract, motivate and retain top executive talent.	Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent.
		Rewards executives for annual performance results relative to pre-established goals deemed critical to the success of the Company and its strategy and for year-over-year growth in pre-tax income.	Focuses executives on long-term performance of the Company.
		Focuses on key annual results that we believe will position the Company for success over time, in keeping with the interests of our shareholders.	Directly aligns interests of executives with those of our shareholders.
		Retention of talent over performance / vesting period.	Retention of talent over performance / vesting period.

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Element

	Salary	Annual Incentive Awards	Performance-Based Awards	Restricted Share Units
HOW PAYOUT DETERMINED	Responsibilities, individual performance and tenure, internal equity, market data and recommendations from the Committee’s independent compensation consultant.	Market practice and individual performance. Annual Program Component: Participants are eligible to receive a cash payout ranging from 0% - 200% of target based on the achievement of corporate goals.	Market practice, individual performance and Company performance over the 2022-2024 performance period.	Market practice and individual performance.
		Growth Incentive Pool Component: Incentive pool funded based on pre-tax income growth as compared to 2021, with Growth Incentive Pool allocations established by the Committee at the beginning of 2022.(1)	Participants are eligible to receive Company common shares, with vesting levels ranging from 0% - 200% of target based on the achievement of corporate goals.

PERFORMANCE MEASURES	Individual	Pre-tax income Operating margin	Relative TSR ROIC Operating margin	Share price

(1)

As described below, beginning with the payments based on 2022 performance, payouts under the Growth Incentive Pool were made 50% in cash and 50% in the form of RSUs that will vest on the two-year anniversary of the February 1, 2023 grant date.

Base Salary

The Committee determines the appropriateness of executives’ base salaries by considering the responsibilities of their positions, their individual performance and tenure, a comparison to the base salary levels of executives in the compensation peer group and industry compensation surveys, and the recommendations of the Committee’s independent compensation consultant, as described below. Base salary increases are considered annually and are based upon both individual and Company performance in the prior year; however, historically the Committee has not had a practice of regularly adjusting base salaries for our executive officers on an annual basis.

In 2022, the Committee increased Ms. Hairston’s salary to $525,000 from $500,000. None of our other named executive officers received a base salary adjustment with respect to 2022. Mr. Marshall’s base salary has remained the same since 2019.

The table below sets forth the 2021 and 2022 base salary levels for each of our named executive officers.

Named Executive Officer	2021 Base Salary	2022 Base Salary

RYAN R. MARSHALL	$1,000,000	$1,000,000

ROBERT T. O’SHAUGHNESSY	$750,000	$750,000

JOHN J. CHADWICK	$700,000	$700,000

TODD N. SHELDON	$550,000	$550,000

MICHELLE H. HAIRSTON	$500,000	$525,000

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation

We provide annual incentive compensation in order to motivate and reward our named executive officers for achieving short-term performance objectives. Annual incentive compensation is intended to be a significant component of an executive’s total compensation opportunity in a given year, helping create a “pay for performance” culture. Consistent with 2021, in 2022 there were two components to the Company’s annual incentive compensation program. For the first component, the Committee established a 2022 Annual Incentive Program (the “Annual Program” or the “2022 Annual Program”) similar to its historical approach, with payouts determined based on the Company’s performance against pre-established financial performance goals. This component is designed to reward progress against the achievement of the Company’s annual operating plan. As it did in 2021, the Committee also established an annual incentive pool (the “Growth Incentive Pool”), with funding based on the Company’s pre-tax income growth, as defined in the Annual Program, as compared to the prior year. The Growth Incentive Pool is designed to reward growth and to align with the interests of the Company’s shareholders, with management experiencing higher payouts in times of outperformance relative to the Company’s operating plan for the Company and receiving diminished or no payouts during more challenging times. We believe that the Growth Incentive Pool directly incentivizes year-over-year growth, an essential element of our strategy, without regard to the Company’s annual plan (which may not project growth in a given year given the cyclical nature of the homebuilding industry). In addition, in designing the 2022 Growth Incentive Pool, the Committee sought to enhance the retentive element of the Company’s executive compensation program and further align the interests of the participants with shareholder interests by including an RSU component that vests over two years. The Annual Program and Growth Incentive Pool are described in further detail below.

2022 Annual Program

The financial measures used to assess corporate performance in 2022 were pre-tax income and operating margin, each as defined in the Annual Program and weighted equally. Pursuant to the terms of the Annual Program, each performance goal is measured independently of the other performance goal, and payouts are determined based on the weighted average result of the performance goals, with a potential payout ranging from 0% to 200% of the participant’s target opportunity. The Committee believes that the 2022 Annual Program performance metrics were meaningful measures of 2022 performance because these metrics increase the focus of participants on profitability and are tied to our strategy with respect to shareholder value creation.

The Committee established the payout formula for performance objectives to encourage strong, focused performance. The required financial performance required to achieve target payout levels were significantly increased from the 2021 target levels and set at levels consistent with the Company’s Board-approved budget and were designed to be achievable with strong management performance, while payouts at the maximum levels were designed to be very difficult to achieve. At the time the 2022 Annual Program performance metrics and requisite performance levels were established, the Committee believed that they were robust and would require a significant amount of effort by the named executive officers. The table below indicates the financial performance metrics and potential payouts with respect to the Company’s achievement of the 2022 Annual Program goals.

	2022 Consolidated Goals ($ in 000s)(1)

	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance Results	Achieved Payout	Weighted Payout

Pre-Tax Income(2)	50%	$2,749,481	$3,436,851	$4,124,221	$3,638,086	129%	65.0%

Operating Margin %(3)	50%	17.8%	20.8%	23.8%	22.2%	146%	73.0%

					Total % of Target:		138.0%

(1)	Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.

(2)

Pre-tax Income represents Income Before Income Taxes as reported in the Company’s Annual Report, as adjusted to exclude the impact of certain items, including, where applicable: certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in U.S. Generally Accepted Accounting Principles (“GAAP”), gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012.

(3)

Operating Margin represents the quotient of (i) Home Sale Gross Margin less SG&A expenses (excluding, where applicable, certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012), divided by (ii) Home Sale Revenues.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the award opportunities established by the Committee and the cash payout under the Annual Program applicable to the named executive officers. The Committee determined the target payout level for each of the named executive officers based on each named executive officer’s position within the Company, historical pay levels, the incentive pay for executives at companies in our compensation peer group, the general industry compensation surveys and the recommendations of the Committee’s independent compensation consultant. The 2022 target award opportunity, as a percentage of base salary, for each named executive officer was unchanged from 2021.

Executive	Base Salary 2022	Target as a % of Salary(1)	Threshold(2)	Target	Maximum	Total Payout

RYAN R. MARSHALL	$1,000,000	200%	$500,000	$2,000,000	$4,000,000	$2,760,000

ROBERT T. O’SHAUGHNESSY	$750,000	133%	$250,000	$1,000,000	$2,000,000	$1,380,000

JOHN J. CHADWICK	$700,000	107%	$187,500	$750,000	$1,500,000	$1,035,000

TODD N. SHELDON	$550,000	100%	$137,500	$550,000	$1,100,000	$759,000

MICHELLE H. HAIRSTON	$525,000	100%	$131,250	$525,000	$1,050,000	$724,500

(1)

The Committee sets target opportunities under the Annual Program at whole dollar values. The amounts in this column reflect such target opportunities at the approximate percentage of each named executive officer’s base salary.

(2)

The threshold amount represents the minimum award that could be paid to the named executive officer upon the Company’s satisfaction of threshold performance for only one of the performance goals. As noted previously, each performance goal is measured independently of the other performance goals.

Growth Incentive Pool

As it did in 2021, in 2022 the Committee established a Growth Incentive Pool, the size of which was dependent on pre-tax income growth, as defined in the Annual Program, over the prior year, and with the aggregate amount capped at $25 million. As previously disclosed, beginning in 2022, payouts under the Growth Incentive Pool are made 50% in cash and 50% in the form of RSUs that vest on the two-year anniversary of the grant date, subject to the participant’s continuous service through the vesting date. The Committee established the Growth Incentive Pool in order to recognize and incentivize the efforts to be taken to achieve pre-tax income growth and to further align the interests of the participants with the interests of the Company’s shareholders. For purposes of the Growth Incentive Pool, pre-tax income was calculated in the same manner as described above with respect to the 2022 Annual Program. The Committee elected to allocate 2% of pre-tax income growth over 2021 to be awarded pursuant to the Growth Incentive Pool, with the allocation of the Pool for each named executive officer as follows:

Name	Pool Allocation
	%	$(1)

RYAN R. MARSHALL	24%	$4,176,079

ROBERT T. O’SHAUGHNESSY	15%	$2,610,050

JOHN J. CHADWICK	15%	$2,610,050

TODD N. SHELDON	6%	$1,044,020

MICHELLE H. HAIRSTON	6%	$1,044,020

(1)

Amounts reflect the full value of the 2022 payouts under the Growth Incentive Pool. 2022 payouts were paid 50% in cash and 50% in the form of RSUs that vest on the two-year anniversary of the February 2023 grant date.

Long-Term Equity Incentive Compensation

In order to provide management with incentives to achieve our long-term goals, in 2022, the Committee continued its practice of providing a significant portion of our named executive officer’s compensation in the form of both performance-based and time-based equity incentive awards over the same three-year period. The Committee believes this balance of long-term incentives encourages outsized performance during the incentive period as well as a meaningful retentive effect. The entire award is in the form of equity compensation. We believe that equity awards:

Balance the overall compensation program by providing an appropriate mix of equity and cash compensation;

Properly focus executives on long-term value creation for shareholders; and

Encourage executive retention, particularly through fluctuating business cycles.

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COMPENSATION DISCUSSION AND ANALYSIS

Our philosophy is to award equity grants to our named executive officers in amounts that reflect market data, the participant’s position, the participant’s ability to influence our overall performance, and individual performance based on a review of results during the prior year against pre-determined objectives, such as operational efficiency, employee engagement, and retention and development of key talent. In addition, the Committee considers historical grant practices and market compensation levels in determining grants for individual executives.

The Committee believes that these annual equity incentive grants to the named executive officers should be determined after a review of the Company’s financial statements for a full year. As a result, all annual equity awards are expected to be granted on the date of the regular Compensation Committee meeting to be held in February of the following year. In determining the annual equity grants the Committee considered the following: (i) the Company’s historical year-over-year compensation practices, including historical grant levels; (ii) total compensation awarded to the named executive officers; (iii) a peer group analysis conducted by the Committee’s independent compensation consultant of the compensation of executive officers holding comparable positions at the companies within the compensation peer group and survey data; and (iv) the Company’s objective to provide a significant portion of executive incentives based on long-term Company performance. Once the appropriate amount is determined for each executive, one-half of the award is granted pursuant to our LTI Program described below and the other half granted in the form of a service-based RSU award.

Annual Performance-Based Equity awards – LTI Program

2022-2024 LTI Program

In 2022, the Committee approved performance-based equity awards for the 2022-2024 LTI Program that vest based on (i) the Company’s TSR performance relative to the TSR of the Company’s Performance Peer Group, as described below, (ii) the Company’s ROIC performance and (iii) the Company’s operating margin performance, with each goal weighted equally. These performance measures were deemed by the Committee to be effective long-term measures of performance reflective of our success in executing on our long-term business plan and aligning the executives’ interests with the interests of shareholders.

The Committee utilized operating margin as an element in both the Company’s Annual Program and 2022-2024 LTI Program in recognition that this measure is viewed as a core driver of the Company’s performance and shareholder value creation. In designing the Company’s executive compensation program, the Committee supplemented the use of operating margin with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability and shareholder returns over both the short-term and long-term horizons.

For purposes of the 2022-2024 LTI Program, the Company is required to achieve a TSR equal to the 75th percentile of the Performance Peer Group over the three-year performance period in order to earn the award target, with no payout for bottom quartile performance. To measure relative TSR performance, the Committee approved a Performance Peer Group consisting of the homebuilders in the Company’s compensation peer group – namely, D.R. Horton, Inc.; KB Home; Lennar Corporation; M.D.C. Holdings, Inc.; Meritage Homes Corporation; NVR, Inc.; Taylor Morrison Home Corporation; and Toll Brothers, Inc. The Committee determined that this was an appropriate measure of performance as the members of the Performance Peer Group were also subject to the cyclical nature of the homebuilding industry.

The Committee established the payout formula for the ROIC and operating margin performance objectives to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be achievable with strong performance, while payouts at the maximum performance levels were designed to be very difficult to achieve. Under the 2022-2024 LTI Program, ROIC and operating margin are defined as follows:

ROIC is defined as (i) consolidated earnings before interest and taxes (adjusted to exclude, where applicable, the expense related to certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012), divided by (ii) consolidated shareholders’ equity plus homebuilding debt (each as adjusted to exclude consolidated deferred taxes, internal mortgage company debt and changes in GAAP).

Operating Margin represents the quotient of (i) Home Sale Gross Margin less SG&A expenses (excluding, where applicable, certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012) divided by (ii) Home Sale Revenues.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the award opportunities established by the Committee relating to the 2022-2024 LTI Program, which did not change as compared to the opportunities established for the 2021-2023 LTI Program for each named executive officer.

Actual settlement of the awards will be determined after the end of the three-year performance period based on the Company’s relative TSR, ROIC and operating margin performance during that time. Under the award agreements, the 2022-2024 LTI Program awards will be settled in Company common shares, except that the award will be settled in any combination of Company common shares and cash if (i) the fair market value of a Company common share is less than $5.00 on December 31, 2024 (or the date of termination of employment due to death or disability) or (ii) the Company does not have a sufficient number of available shares under the Company’s stock incentive plan in effect at the time of the settlement of the award.

Award Opportunity Under 2022-2024 LTI Program

Executive	Base Salary(1)	Target as % of Salary(2)	Threshold	Target	Maximum

RYAN R. MARSHALL	$1,000,000	350.0%	$1,750,000	$3,500,000	$7,000,000

ROBERT T. O’SHAUGHNESSY	$750,000	126.7%	$475,000	$950,000	$1,900,000

JOHN J. CHADWICK	$700,000	103.6%	$362,500	$725,000	$1,450,000

TODD N. SHELDON	$550,000	81.8%	$225,000	$450,000	$900,000

MICHELLE H. HAIRSTON	$525,000	38.1%	$100,000	$200,000	$400,000

(1)	Base salary was measured as of the first day of the performance period.

(2)

The Committee sets target opportunities under the LTI Program at whole dollar values. The amounts in this column reflect such target opportunities at the approximate percentage of each named executive officer’s base salary.

Outstanding Performance Based Equity Awards under the LTI Program

The 2021-2023 LTI Program remains outstanding and will be settled following the completion of the three-year performance period, based on (i) the Company’s TSR performance relative to the TSR of the Performance Peer Group, (ii) the Company’s ROIC performance, and (iii) the Company’s operating margin performance, with each goal weighted equally.

At the end of 2022, the 2020-2022 LTI Program concluded, with each named executive officer achieving 143% of their target award pursuant to the terms of the 2020-2022 LTI Program established at the time of grant. The table below sets forth the performance metrics and achievement levels with respect to the 2020-2022 LTI Program goals.

2020-2022 LTI Program Consolidated Goals(1)

	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance Results	Achieved Payout (of target)	Weighted Payout

Relative TSR(2)	33.34%	25th percentile	75th percentile	Ranked 2nd or greater in peer group	Ranked 7th in peer group	30%	10.0%

ROIC(3)	33.33%	16.3%	19.3%	22.3%	31.38%	200%	66.5%

Operating Margin(4)	33.33%	10.5%	13.5%	16.5%	19.09%	200%	66.5%

					Total % of Target:		143.0%

(1)	Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.

(2)	Measured relative to the Performance Peer Group.

(3)

ROIC is defined as (i) consolidated earnings before interest and taxes (adjusted to exclude, where applicable, the expense related to certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012), divided by (ii) consolidated shareholders’ equity plus homebuilding debt (each as adjusted to exclude consolidated deferred taxes, internal mortgage company debt and changes in GAAP).

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COMPENSATION DISCUSSION AND ANALYSIS

(4)

Operating Margin represents the quotient of Home Sale Gross Margin less SG&A expenses (excluding, where applicable, certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012) divided by Home Sale Revenues.

2023 Long Term Equity Incentive Awards

In determining the annual equity grants made in February 2023 for 2022 performance – of the Company and of each executive – the Committee considered the following: (i) the Company’s historical year-over-year compensation practices, including historical grant levels; (ii) total compensation earned by the named executive officers; (iii) a peer group analysis conducted by the Committee’s independent compensation consultant of the compensation of executive officers holding comparable positions at the companies within the compensation peer group; and (iv) the Company’s objective to provide a significant portion of executive incentives based on long-term Company performance.

As set forth in the tables below, in February 2023, the Committee granted RSUs to each executive, informed by his or her individual contributions during 2022. The value of these awards is excluded from the 2022 Summary Compensation Table, which instead reflects the value of the equity awards granted in 2022 in recognition of the named executive officers’ performance in 2021. The first half of these awards comprise our 2023-2025 LTI Program and include relative TSR performance, as measured against the Performance Peer Group, ROIC and operating margin, each as defined above, as the performance metrics and amounts as follows, with a comparison to the 2022 – 2024 LTI Program amounts:

Executive	2022-2024 LTI Program Target	2023-2025 LTI Program Target

RYAN R. MARSHALL	$3,500,000	$3,500,000

ROBERT T. O’SHAUGHNESSY	$950,000	$950,000

JOHN J. CHADWICK	$725,000	$725,000

TODD N. SHELDON	$450,000	$450,000

MICHELLE H. HAIRSTON	$200,000	$200,000

The second half of these awards include annual grants of service-based equity in the form of RSU awards with a three-year vesting period in the amounts as follows:

	Time-Based RSUs(1)

Executive	#	Value(2)

RYAN R. MARSHALL	61,019	$3,500,050

ROBERT T. O’SHAUGHNESSY	16,563	$950,054

JOHN J. CHADWICK	12,640	$725,030

TODD N. SHELDON	7,846	$450,047

MICHELLE H. HAIRSTON	3,487	$200,014

(1)	These equity awards were granted in 2023 and, accordingly, are excluded from the 2022 Summary Compensation Table.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Elements and Practices

Severance Arrangements

The Committee has adopted the PulteGroup, Inc. Executive Severance Policy, which provides for severance benefits ranging from one times base salary to two times base salary, depending on the length of service with the Company and the executive’s position at the time of a qualifying termination of employment. The Committee also has adopted the PulteGroup, Inc. Retirement Policy, which establishes administrative guidelines for the treatment of outstanding equity and long-term incentive awards following an employee’s qualifying retirement. The Committee believes that these policies help us accomplish our compensation philosophy of attracting and retaining exemplary talent and reduce the need to negotiate individual severance arrangements with new and departing executives. In connection with his retirement from the Company, Mr. Chadwick will not receive any severance benefits under the Executive Severance Policy, but is expected to receive retirement vesting treatment with respect to his outstanding equity and long-term incentive awards. In addition, in connection with Ms. Hairston’s February 10, 2023 separation from the Company, Ms. Hairston became eligible for separation benefits under the Severance Policy based on a qualifying termination of employment without cause.

While these policies reduce the need to negotiate individual severance provisions, the Committee recognizes that under certain circumstances individual severance arrangements may be desirable or beneficial to the Company. Pursuant to the Company’s Executive Severance Policy, the Company is prohibited from entering into a severance agreement with a senior executive of the Company without shareholder approval if such agreement would provide for specified benefits exceeding 2.99 times the sum of (a) the senior executive’s annual base salary as in effect immediately prior to termination of employment and (b) the senior executive’s target annual bonus in the fiscal year in which the termination of employment occurs. Benefits excluded from this policy are (i) the value of any accelerated vesting of any outstanding equity-based award provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives, (ii) a pro-rata portion of the value of any accelerated vesting of any outstanding long-term cash-based incentive award provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives, (iii) compensation and benefits for services rendered through the date of termination of employment, (iv) any post-termination retirement and other benefits, special benefits or perquisites provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives and (v) payments that are required by the Company’s By-laws regarding indemnification and/or a settlement of any claim made against the Company. The policy is available for viewing on our website at www.pultegroup.com.

Benefits

Named executive officers participate in employee benefit plans on the same terms as generally available to all employees. In addition, each of the named executive officers is eligible to participate in our Financial Counseling Reimbursement Plan and our Health Exam Reimbursement Plan. The named executive officers, as well as other Company executives, may also participate in the Company’s Non-Qualified Deferral Program, under which they may elect to defer the receipt of their annual incentive cash awards. This plan is discussed further under the section “2022 Non-Qualified Deferred Compensation Table.” We do not have a defined benefit pension plan.

Clawback Policy

The Committee has adopted a clawback policy with respect to the Annual Program, Growth Incentive Pool, LTI Program, and equity grants. Under the policy, in the event any named executive officer engages in “detrimental conduct” (as defined in the policy), the Committee may require that such named executive officer (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award, or other compensation received by such named executive officer within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct. The Company will review and modify the clawback policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Prohibition Against Pledging and Hedging of Company Securities

To further enhance the linkage between executives’ long-term incentive compensation and shareholder value, the Company’s insider trading policy prohibits directors and executive officers from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to their Company security holdings. See page 15 for further information regarding the Company’s anti-hedging

38	PULTEGROUP, INC. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

policy. Additionally, under the Company’s insider trading policy, directors and executive officers are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, as such arrangements could result under some circumstances in a margin sale or foreclosure sale occurring at a time when the director or executive officer is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. The policy is available for viewing on our website at www.pultegroup.com.

Share Ownership Guidelines

To align our executives’ interests with those of our shareholders and to assure that our executives own meaningful levels of Company common shares throughout their tenures with the Company, our executive officers are subject to share ownership guidelines adopted by the Committee. The share ownership guidelines require, within a five-year period from date of hire, promotion or determination that a position is subject to Section 16 of the Exchange Act, the Chief Executive Officer to own Company common shares equal in value to at least six times his base salary and each of the other named executive officers to own Company common shares equal to at least three times their respective base salary. Included in the definition of share ownership are restricted shares and RSUs, any Company common shares owned outright (including the value of restricted shares that have vested at the higher of the current market price or the share price on the date of vesting), common shares in any Company benefit plan, and the intrinsic value of vested in-the-money stock options. Unvested shares and underwater stock options do not count towards meeting share ownership guidelines. As of the record date, all of the named executive officers have met the share ownership guidelines.

2023 COMPENSATION DECISIONS

At its February 2023 meeting, the Committee took the following actions with respect to 2023 compensation matters:

Base Salary. The Committee approved 2023 base salaries for the named executive officers. There were no changes to 2023 base salaries from 2022 for any named executive officer.

Annual Incentive Compensation. The Committee approved the performance metrics and target award opportunities under the 2023 Annual Program, with the performance metrics remaining the same as the 2022 Annual Program. There were no changes to the target award opportunity for any named executive officer.

Growth Incentive Pool. The Committee approved the establishment of a Growth Incentive Pool contingent on the Company’s pre-tax income growth (calculated consistent with the 2023 Annual Program) over 2022. If the Company’s achieves its target pre-tax income growth for 2023, there would be no awards for any named executive officer as the target pre-tax income for 2023 is less than the Company’s actual pre-tax income in 2022.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	39

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Scott F. Powers, Chair Cheryl W. Grisé Lila Snyder

40	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

2022 Summary Compensation Table

The table below sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers as of December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

RYAN R. MARSHALL President and CEO	2022	$1,000,000	—	$8,605,099	$4,848,040	$37	$30,848	$14,484,024
	2021	$1,000,000	—	$7,000,001	$8,122,429	$25	$27,100	$16,149,555
	2020	$992,308	—	$6,000,038	$6,126,804	$874	$37,560	$13,157,584

ROBERT T. O’SHAUGHNESSY EVP & CFO	2022	$750,000	—	$2,903,183	$2,685,025	—	$23,266	$6,361,474
	2021	$750,000	—	$1,900,026	$4,576,518	—	$13,415	$7,239,959
	2020	$761,539	—	$1,850,036	$3,040,636	—	$15,116	$5,667,327

JOHN J. CHADWICK EVP COO	2022	$700,000	—	$2,453,195	$2,340,025	—	$16,654	$5,509,874
	2021	$700,000	—	$1,450,006	$4,076,518	—	$11,894	$6,238,418
	2020	$691,539	—	$1,400,019	$2,729,253	—	$11,695	$4,832,506

TODD N. SHELDON EVP GC & Corp Secretary	2022	$550,000	—	$1,301,300	$1,281,010	—	$19,556	$3,151,866
	2021	$542,308	—	$900,039	$2,130,607	—	$17,478	$3,590,432
	2020	$507,693	—	$800,011	$1,531,701	—	$15,061	$2,854,466

MICHELLE H. HAIRSTON(4) Former SVP Human Resources	2022	$521,154	—	$801,283	$1,246,510	—	$24,039	$2,592,986
	2021	$492,308	—	$400,022	$2,030,607	—	$11,807	$2,934,744
	2020	$447,308	—	$375,044	$1,092,467	—	$11,590	$1,926,409

(1)

The amounts reported in this column for 2022 are awards granted pursuant to the Company’s 2013 Stock Incentive Plan or, in the case of the RSU component of the Growth Incentive Pool, the Company’s 2022 Stock Incentive Plan and are valued based on the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2022. In accordance with FASB ASC Topic 718, included in this amount is the grant date fair value of the portion of the 2022 Growth Incentive Pool granted in the form of RSUs in early 2023, as the value associated with such RSUs is attributable to 2022 performance. The amounts included in the Stock Awards column for the RSU component of the 2022 Growth Incentive Pool and the share-settled performance-based awards granted during 2022 to each of the named executive officers are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for the 2022 – 2024 performance-based awards, the maximum value of these awards at the grant date would be as follows: Mr. Marshall—$7,000,000; Mr. O’Shaughnessy—$1,900,000; Mr. Chadwick—$1,450,000; Mr. Sheldon—$900,000; and Ms. Hairston—$400,000. Assuming the highest level of performance was achieved under the Growth Incentive Pool for 2022, the maximum value of these awards at the grant date would be as follows: Mr. Marshall—$3,000,000; Mr. O’Shaughnessy—$1,875,000; Mr. Chadwick—$1,875,000; Mr. Sheldon—$750,000; and Ms. Hairston—$750,000.

(2)

For 2022, the amounts reflect the actual cash payouts received under the Annual Program and Growth Incentive Pool, as follows: Mr. Marshall—Annual Program—$2,760,000, Growth Incentive Pool—$2,088,040; Mr. O’Shaughnessy—Annual Program—$1,380,000, Growth Incentive Pool—$1,305,025; Mr. Chadwick—Annual Program—$1,035,000, Growth Incentive Pool—$1,305,025; Mr. Sheldon—Annual Program—$759,000, Growth Incentive Pool—$522,010; and Ms. Hairston—Annual Program—$724,500, Growth Incentive Pool—$522,010. The cash payouts received by the named executive officers under the Growth Incentive Pool represent 50% of their total payouts under the pool for 2022.

(3)

Amounts in this column consist of the cost of financial planning services reimbursed for each of the named executive officers, life insurance premiums for each of the named executive officers, reimbursement of the cost of an annual executive physical (which for healthcare privacy reasons each named executive officer has been attributed a cost of $4,000 regardless of whether such benefit was used), and a Company match of $12,200 under the Company’s 401(k) plan.

(4)	Ms. Hairston separated from the Company on February 10, 2023.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	41

2022 EXECUTIVE COMPENSATION

2022 Grants of Plan-Based Awards Table

The following table sets forth information concerning award opportunities under our LTI Program and grants under the 2013 Stock Incentive Plan to the named executive officers during the fiscal year ended December 31, 2022.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option
	Grant Date	Threshold	Target	Maximum	Threshold ($)	Target ($)	Maximum ($)	(#)	Awards(1)

RYAN R. MARSHALL	(2)	$500,000	$2,000,000	$4,000,000
	(3)	—	$1,605,075	$3,000,000
	2/2/2022(4)				$1,750,000	$3,500,000	$7,000,000		$3,500,000
	2/2/2022(5)				—	$1,605,075	$3,000,000		$1,605,075
	2/2/2022(6)							65,026	$3,500,024

ROBERT T. O’SHAUGHNESSY	(2)	$250,000	$1,000,000	$2,000,000
	(3)	—	$1,003,172	$1,875,000
	2/2/2022(4)				$475,000	$950,000	$1,900,000		$950,000
	2/2/2022(5)				—	$1,003,172	$1,875,000		$1,003,172
	2/2/2022(6)							17,650	$950,011

JOHN J. CHADWICK	(2)	$187,500	$750,000	$1,500,000
	(3)	—	$1,003,172	$1,875,000
	2/2/2022(4)				$362,500	$725,000	$1,450,000		$725,000
	2/2/2022(5)				—	$1,003,172	$1,875,000		$1,003,172
	2/2/2022(6)							13,470	$725,023

TODD N. SHELDON	(2)	$137,500	$550,000	$1,100,000
	(3)	—	$401,269	$750,000
	2/2/2022(4)				$225,000	$450,000	$900,000		$450,000
	2/2/2022(5)				—	$401,269	$750,000		$401,269
	2/2/2022(6)							8,361	$450,031

MICHELLE H. HAIRSTON	(2)	$131,250	$525,000	$1,050,000
	(3)	—	$401,269	$750,000
	2/2/2022(4)				$100,000	$200,000	$400,000		$200,000
	2/2/2022(5)				—	$401,269	$750,000		$401,269
	2/2/2022(6)							3,716	$200,014

(1)

The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the RSU component of the Growth Incentive Pool and the share-settled performance-based awards, are valued based upon the probable outcome of the applicable performance conditions. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2022.

(2)

Consists of award opportunities under the Annual Program. For each of our named executive officers, the performance goals under the Annual Program were pre-tax income and operating margins. See the “Annual Incentive Compensation” section of the CD&A for further information regarding the Annual Program.

(3)

Consists of target and maximum payouts under the Growth Incentive Pool for 2022. As noted in the CD&A, during 2022, each named executive officer was eligible to receive a payout under the Growth Incentive Pool based on the Company’s pre-tax income growth as compared to 2021. At the beginning of 2022, the Committee approved the following allocations with respect to the Growth Incentive Pool: Mr. Marshall—24%; Mr. O’Shaughnessy—15%; Mr. Chadwick—15%; Mr. Sheldon—6%; and Ms. Hairston—6%, with the percentage based on the incentive funds, if any. Fifty percent of the Growth Incentive Pool allocation was paid in cash and the remaining 50% of the allocation was granted in the form of RSUs. The maximum amounts reported

42	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

represent the named executive officer’s allocation under the Growth Incentive Pool, multiplied by the cap on payouts under the Growth Incentive Pool for 2022 (i.e., $25 million), divided by two. See the “Annual Incentive Compensation” section of the CD&A for further information regarding the Growth Incentive Plan.

(4)

Represents the award opportunities under the LTI Program relating to the Company’s performance for the 2022-2024 performance period. Payment of the award depends on the Company’s TSR performance compared to the Performance Peer Group, ROIC and operating margin, measured over the 2022-2024 performance period. The award will be settled in Company common shares in accordance with the terms of the underlying award agreements. Please see CD&A for further information regarding the award.

(5)

Represents the RSU component of the Growth Incentive Pool that will vest on February 1, 2025, the two-year anniversary of Committee performance certification. As noted in the CD&A, during 2022, each named executive officer was eligible to receive a payout under the Growth Incentive Pool based on the Company’s pre-tax income growth as compared to 2021. At the beginning of 2022, the Committee approved the following allocations with respect to the Growth Incentive Pool: Mr. Marshall—24%; Mr. O’Shaughnessy—15%; Mr. Chadwick—15%; Mr. Sheldon—6%; and Ms. Hairston—6%, with the percentage based on the incentive funds, if any. Fifty percent of the Growth Incentive Pool allocation was paid in cash and the remaining 50% of the allocation was granted in the form of RSUs. The maximum amounts reported represent the named executive officer’s allocation under the Growth Incentive Pool, multiplied by the cap on payouts under the Growth Incentive Pool for 2022 (i.e., $25 million), divided by two. See the “Annual Incentive Compensation” section of the CD&A for further information regarding the Growth Incentive Plan.

(6)

Consists of RSU awards under the 2013 Stock Incentive Plan, which are scheduled to vest on the third anniversary of the grant date. During the restriction period, the named executive officers are entitled to dividends which will be accrued and settled in cash upon vesting.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding unvested share awards held by each of the named executive officers at December 31, 2022. As of December 31, 2022, none of our named executive officers held any outstanding option awards.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

RYAN R. MARSHALL	244,727	(3)	$11,142,421	230,617	$10,500,000

ROBERT T. O’SHAUGHNESSY	81,786	(4)	$3,723,717	62,596	$2,850,000

JOHN J. CHADWICK	67,671	(5)	$3,081,061	47,770	$2,175,000

TODD N. SHELDON	36,208	(6)	$1,648,551	29,650	$1,350,000

MICHELLE H. HAIRSTON	21,368	(7)	$972,886	13,178	$600,000

(1)	Reflects the value using the closing share price at the 2022 fiscal year end of $45.53.

(2)

Includes stock-settled performance-based awards granted under the 2021-2023 and 2022-2024 LTI Programs that will vest on December 31, 2023 and December 31, 2024, respectively, following the completion of the three-year performance periods. These awards will be settled based on (i) the Company’s TSR performance relative to the TSR of the Performance Peer Group, (ii) the Company’s ROIC performance, as defined, and (iii) the Company’s operating margin performance, as defined, with each goal weighted equally. In accordance with SEC executive compensation disclosure rules, these awards are being reported based on achieving the maximum performance goals with respect to both performance periods. For the 2021-2023 performance period, the named executive officers had outstanding share-settled performance-based awards at maximum in the following amounts: Mr. Marshall—$7,000,000; Mr. O’Shaughnessy—$1,900,000; Mr. Chadwick—$1,450,000; Mr. Sheldon—$900,000; and Ms. Hairston—$400,000. For the 2022-2024 performance period, the named executive officers had outstanding share-settled performance-based awards at target in the following amounts: Mr. Marshall—$3,500,000; Mr. O’Shaughnessy—$950,000; Mr. Chadwick—$725,000; Mr. Sheldon—$450,000; and Ms. Hairston—$200,000. Mr. Chadwick is expected to receive retirement vesting treatment with respect to his outstanding equity and long-term incentive awards and Ms. Hairston will receive pro-rated vesting in accordance with the terms of the underlying award agreements.

(3)

This amount includes 67,409 RSUs that vested on February 5, 2023, 75,889 RSUs that are scheduled to vest on February 3, 2024, 65,026 RSUs that are scheduled to vest on February 2, 2025 and 36,403 RSUs that are scheduled to vest on February 1, 2025.

(4)

This amount includes 20,785 RSUs that vested on February 5, 2023, 20,599 RSUs that are scheduled to vest on February 3, 2024, 17,650 RSUs that are scheduled to vest on February 2, 2025, and 22,752 RSUs that are scheduled to vest on February 1, 2025.

(5)

This amount includes 15,729 RSUs that vested on February 5, 2023, 15,720 RSUs that are scheduled to vest on February 3, 2024, 13,470 RSUs that are scheduled to vest on February 2, 2025, and 22,752 RSUs that are scheduled to vest on February 1, 2025. Mr. Chadwick is expected to receive retirement vesting treatment with respect to his outstanding RSU awards.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	43

2022 EXECUTIVE COMPENSATION

(6)

This amount includes 8,988 RSUs that vested on February 5, 2023 and 9,758 RSUs that are scheduled to vest on February 3, 2024, 8,361 RSUs that are scheduled to vest on February 2, 2025, and 9,101 RSUs that are scheduled to vest on February 1, 2025.

(7)

This amount includes 4,214 RSUs that vested on February 5, 2023 and 4,337 RSUs that are scheduled to vest on February 3, 2024, 3,716 RSUs that are scheduled to vest on February 2, 2025, and 9,101 RSUs that are scheduled to vest on February 1, 2025. Ms. Hairston forfeited her outstanding RSU awards in connection with her separation from the Company.

2022 Option Exercises and Stock Vested Table

The following table provides information regarding the vesting of share awards for each of the named executive officers during 2022. During 2022, none of our named executive officers held any outstanding option awards.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

RYAN R. MARSHALL	—	—	187,513	$9,016,389

ROBERT T. O’SHAUGHNESSY	—	—	59,834	$2,882,126

JOHN J. CHADWICK	—	—	46,631	$2,198,936

TODD N. SHELDON	—	—	23,761	$1,139,412

MICHELLE H. HAIRSTON	—	—	11,487	$551,744

(1)

Included in this column are RSUs that vested on February 6, 2022 and March 21, 2022 (with respect to Mr. Chadwick), with the value determined based on the number of RSUs vesting multiplied by the average market value of the Company’s stock on the applicable vesting date. Also included in this column is the value of the performance-based awards that vested under the 2020-2022 LTI Program based on performance and service through December 31, 2022, with the value determined based on the average market value of the Company’s stock on December 31, 2022.

2022 Non-Qualified Deferred Compensation Table

The following table provides information regarding the Company’s Non-Qualified Deferral Program.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE

RYAN R. MARSHALL	—	—	$107	$38,050	$0

ROBERT T. O’SHAUGHNESSY	—	—	—	—	—

JOHN J. CHADWICK	—	—	—	—	—

TODD N. SHELDON	—	—	—	—	—

MICHELLE H. HAIRSTON	—	—	—	—	—

Non-Qualified Deferral Program

Pursuant to the Company’s Non-Qualified Deferral Program, certain executives, including each of our named executive officers, may defer awards earned under the Annual and LTI Programs. Deferral elections are made by executives prior to the beginning of the performance period in which awards are earned. Executives may elect to defer from 5% to a maximum of 90% of their incentive pay, with a minimum deferral amount of $10,000. The executive selects a deferral period that may range from two to twenty years. Payout period elections are restricted to either a lump-sum or annual installments over a period of up to ten years. In the event of death, permanent disability or termination from employment, any remaining deferral period is overridden with the payouts to occur as either a lump-sum or in two or three annual installments. Unfunded deferral accounts are credited with interest on a monthly basis. The annual interest rate is determined each January 1 for a period of one calendar year and is equal to the applicable yield on the five-year U.S. Treasury Note as of the first business day of January, plus 2%. The interest crediting rate for 2021 was 3.36%.

44	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The Committee has adopted an Executive Severance Policy, which provides for the payment of certain benefits to named executive officers and other eligible executives and key employees of the Company upon a qualifying termination of employment. Under the terms of the policy, a qualifying termination of employment is generally defined as a termination of employment other than due to cause, death, disability, resignation other than for constructive termination or as a result of a sale, spin-off, other divestiture, merger or other business combination where the executive obtains or is offered comparable employment with the resulting entity. In the event of a qualifying termination of employment, the Executive Severance Policy provides for the following severance benefits, subject to the executive’s timely execution of a release and restrictive covenant agreement:

Severance Pay. For named executive officers employed by the Company for five or more years as of the termination date, a severance payment equal to 1/12 of the executive’s base salary in effect as of the termination date, multiplied by 24. For named executive officers employed by the Company for less than five years as of the termination date, a severance payment equal to 1/12 of the executive’s base salary in effect as of the termination date, multiplied by 18. As of December 31, 2022, each of the named executive officers was eligible to receive a multiple equal to 24.

Bonus. The executive will receive a prorated bonus under the Annual Incentive Program for the year in which the termination occurs, calculated based on actual performance during the year.

Long-Term Incentive Plan Awards. The executive will be entitled to a prorated portion of any outstanding long-term incentive plan awards at the end of the applicable performance period, based on actual performance during the period.

Continued Benefits Coverage. Provided that the executive properly elects continued health care coverage under applicable law, a payment equal to the difference between active employee premiums and continuation coverage premiums for up to 18 months of coverage.

In addition, the Committee has adopted a Retirement Policy which clarifies the definition of retirement for purposes of determining the treatment of equity and long-term incentive awards following a qualifying retirement. Under the policy, a qualifying retirement will occur upon a separation from the Company (i) on or after attaining age 60 and completing five consecutive years of service or (ii) on or after attaining age 55 and completing ten consecutive years of service; in both cases, provided that the employee gives at least six months’ notice to the Company. In the event of a qualifying retirement, the Retirement Policy provides for outstanding equity and long-term incentive awards to be treated as follows, subject to the employee’s timely execution of a release and restrictive covenant agreement:

Time-Based RSUs. For any outstanding time-based RSU awards, fifty percent (50%) of the common shares subject to the award that were not vested immediately prior to the employee’s qualifying retirement will vest upon such retirement date. The remaining common shares subject to the award will continue to vest in accordance with the original vesting schedule set forth in the underlying agreement.

Stock Options. Any outstanding stock options will be exercisable only to the extent that the options are exercisable as of such retirement date or become exercisable pursuant to the terms of the underlying agreement.

Performance-Based Awards. The employee will be entitled to a prorated portion of any outstanding performance-based awards under the long-term incentive plan at the end of the applicable performance period, based on actual performance during the period.

Additionally, upon a qualifying retirement, the employee is eligible for the employee’s annual bonus, based on actual performance of the Company and prorated based on the number of days employee was employed in the year in which retirement occurs. Under the terms of the Growth Incentive Pool, employees must remain employed through the payment date to be eligible to receive a Growth Incentive Pool payment for the year.

As of December 31, 2022, Messrs. O’Shaughnessy and Chadwick were our only named executive officers who satisfied the age and service requirements under the Retirement Policy. Because Mr. Chadwick provided advance notice of his retirement, Mr. Chadwick’s retirement is expected to constitute a qualifying retirement for purposes of the Retirement Policy. If Messrs. O’Shaughnessy and Chadwick had experienced a qualifying retirement on December 31, 2022, they would have been eligible to continue vesting in RSU awards with respect to 59,034 and 44,919 shares, respectively (valued at $2,687,819 and $2,045,163, respectively, based on our December 30, 2022 share price, with 50% of those shares vesting immediately upon such retirement) and pro-rated vesting of their outstanding performance-based awards based on actual performance during the performance period (valued at $1,901,158 and $1,450,884, respectively, based on our December 30, 2022 share price and maximum performance, as measured in accordance with the 2022 Outstanding Equity Awards Table).

PULTEGROUP, INC. | 2023 PROXY STATEMENT	45

2022 EXECUTIVE COMPENSATION

Our Stock Incentive Plans and LTI Programs provide for the payment of awards following a change in control and certain terminations of employment. In general, our Stock Incentive Plans and LTI Programs define a change in control as follows:

The acquisition by any individual, entity or group of the beneficial ownership of 40% or more of the then outstanding common shares of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;

Individuals who constitute the Board as of the date of the applicable Stock Incentive Plan or future directors approved by such Board cease for any reason to constitute at least a majority of such Board;

Subject to certain exceptions contained in the Stock Incentive Plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or

The consummation of a plan of complete liquidation or dissolution of the Company.

In connection with her separation from the Company in February 2023, Ms. Hairston was eligible for the following separation benefits under the Executive Severance Policy based on a qualifying termination of employment without cause, subject to her timely execution of a release and restrictive covenant agreement: (i) a severance payment equal to 1/12 of her base salary, multiplied by 24 ($1,050,000); (ii) a prorated bonus under the Annual Incentive Program for 2023, based on actual performance and payable at the time 2023 bonuses are paid to other named executive officers, which is expected to occur in early 2024 ($58,973 assuming target performance); (iii) a prorated portion of Ms. Hairston’s outstanding long-term incentive plan awards will vest at the end of the applicable performance period, based on actual performance during the period (valued at $237,349 based on our December 30, 2022 share price and projected performance, as measured in accordance with the 2022 Outstanding Equity Awards Table); and (iv) a payment equal to the difference between active employee premiums and continuation coverage premiums for up to 18 months of health care coverage ($36,475).

The tables below reflect the amount of compensation to be received by each of the named executive officers in the event of a change in control and certain terminations of each executive’s employment. The amounts shown assume that such change in control or termination was effective as of December 31, 2022, and thus include amounts earned through such time and are estimates of the amounts which would be received by the executives upon a change in control or their termination. The calculations in the tables below are based on our closing share price on December 30, 2022 of $45.53 per share. The actual amounts to be received by the executives can only be determined at the time of such change in control or separation from the Company.

Involuntary Termination without Cause or Termination for Good Reason(1)

	Cash Severance(2)	Annual Incentive(3)	Acceleration of Long-Term Incentive Awards(4)	Acceleration of Outstanding Restricted Share Units(4)	Continued Benefits Coverage(5)	Total Benefits

RYAN R. MARSHALL	$2,000,000	$4,848,040	$4,049,230	$9,484,992	$22,414	$20,404,676

ROBERT T. O’SHAUGHNESSY	$1,500,000	$2,685,025	$1,099,077	$2,687,819	$22,265	$7,994,186

JOHN J. CHADWICK	$1,400,000	$2,340,025	$838,769	$2,045,163	$24,460	$6,648,417

TODD N. SHELDON	$1,100,000	$1,281,010	$520,616	$1,234,182	$22,414	$4,158,222

Termination due to Death or Disability

	Acceleration of Long-Term Incentive Awards(4)	Acceleration of Outstanding Restricted Share Units(4)	Total Accelerated Long-Term Awards

RYAN R. MARSHALL	$3,501,065	$9,484,992	$12,986,057

ROBERT T. O’SHAUGHNESSY	$950,289	$2,687,819	$3,638,108

JOHN J. CHADWICK	$725,221	$2,045,163	$2,770,384

TODD N. SHELDON	$450,137	$1,234,182	$1,684,319

46	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

Change In Control and a Qualifying Termination

	Acceleration of Long-Term Incentive Awards(4)	Acceleration of Outstanding Restricted Share Units(4)	Total Accelerated Long-Term Awards

RYAN R. MARSHALL	$7,000,000	$9,484,992	$16,484,992

ROBERT T. O’SHAUGHNESSY	$1,900,000	$2,687,819	$4,587,819

JOHN J. CHADWICK	$1,450,000	$2,045,163	$3,495,163

TODD N. SHELDON	$900,000	$1,234,182	$2,134,182

(1)

Under the terms of the Executive Severance Policy, the named executive officers are eligible to receive cash severance, a prorated payout of the annual incentive award for the year of termination, a prorated payout of outstanding long-term incentive awards and a cash payment equal to health care continuation coverage in the event of a termination other than due to cause, death, disability or resignation other than for constructive termination or as a result of a corporate transaction where the executive is offered comparable employment. In addition, pursuant to the terms of the award agreements, the named executive officers are eligible to receive additional equity vesting in the event of an involuntary termination without cause (as described in footnote 4 to this table).

(2)

Amounts reported in this column represent cash severance (base salary multiplied by the applicable severance multiple) under the Executive Severance Policy for a qualifying termination of employment under the Executive Severance Policy. Under the terms of the Executive Severance Policy, as of December 31, 2022, the severance multiple applicable to each of the then-serving named executive officers was two. This benefit is also payable in the event of a Qualifying Termination following a Change in Control.

(3)

The executive will receive a prorated bonus under the Annual Incentive Program for the year in which the termination occurs, calculated based on actual performance during the year. Because termination is assumed to occur as of the last day of the fiscal year the amounts reported represent the full payout of the 2022 Annual Incentive Program award. This amount is also reported as 2022 compensation in the 2022 Summary Compensation Table. This benefit is also payable in the event of a Qualifying Termination following a Change in Control.

(4)

Amounts in these columns reflect the long-term incentive awards and equity-based awards to be received upon a termination calculated in accordance with the 2013 Stock Incentive Plan and the 2022 Stock Incentive Plan, long-term award agreements and Retirement Policy. In the case of share grants, the equity value represents the value of the shares (determined by multiplying the closing price of $45.53 per share on December 30, 2022 by the number of unvested RSUs that would vest following a qualifying termination of employment, death, disability or retirement). The calculation with respect to unvested long-term incentive awards and annual equity-based awards reflects the additional assumptions set forth below under the 2013 Stock Incentive Plan and long-term award agreements.

Event	Unvested RSUs	2021-2023 And 2022-2024 Performance-Based Awards

Voluntary Termination of Employment (Other than for Good Reason Following a Change in Control or Retirement)	Forfeit	Forfeit
Voluntary Termination of Employment Due to Constructive Termination Under Executive Severance Policy	Forfeit	Prorated, based on actual Company performance and service through termination date
Involuntary Termination of Employment (Other than for Cause)

Forfeit, unless Committee
exercises discretion pursuant to
the applicable stock incentive plan
to provide for acceleration. For
purposes of quantifying potential
payments that may be received
upon a termination of employment,

we have assumed that the
Committee exercised discretion to
provide for acceleration upon a
termination of employment as of
December 31, 2022.

Prorated, based on actual Company performance and service through termination date
Retirement (with consent of Company and execution of a non-competition, non- solicitation and confidentiality agreement)	50% of the common shares subject to the award that were not vested immediately prior to the employee’s	Prorated, based on actual Company performance and service through termination date

PULTEGROUP, INC. | 2023 PROXY STATEMENT	47

2022 EXECUTIVE COMPENSATION

Event	Unvested RSUs	2021-2023 And 2022-2024 Performance-Based Awards
qualifying retirement will vest upon such retirement date and remaining common shares will continue to vest in accordance with the original vesting schedule set forth in the underlying award agreement.
Death or Termination due to Disability	Accelerate	Prorated, based on target performance and service through termination date
Change in Control	N/A—acceleration requires change in control and a qualifying termination of employment	If executive remains employed with the Company following the change in control, award will be settled at the greater of (i) target and (ii) actual performance
Termination of Employment by the Company without Cause or by the Executive for Good Reason following a Change in Control	Accelerate	Target payout

(5)

Under the Executive Severance Policy, if the executive properly elects continued health care coverage under applicable law, the executive will receive a payment equal to the difference determined as of the date of termination between active employee premiums and continuation coverage premiums for up to 18 months of coverage. This benefit is also payable in the event of a Qualifying Termination following a Change in Control.

Risk Management and Compensation

As noted in our CD&A, a key objective of the Company’s compensation program is to appropriately incentivize our executives so that they may act in the best interests of the Company and its shareholders. The Compensation and Management Development Committee believes that its incentive compensation programs should encourage risk within parameters that are appropriate for the long-term health and sustainability of the Company’s business.

At its February 2023 meeting, the Compensation and Management Development Committee, in consultation with Semler Brossy, reviewed each compensation element, the group of employees eligible to receive each compensation element, the current performance measures and payout ranges, the potential risks posed by each compensation element as well as the processes used to mitigate any such risks. The Compensation and Management Development Committee determined that any risks associated with the Company’s executive and broad-based compensation plans were appropriately mitigated. For example, the maximum payouts under our executive and broad-based annual incentive plans are capped at 200% of target. In addition, the Company uses multiple performance metrics under the Annual Program and LTI Program (i.e., consolidated pre-tax income, operating margins and ROIC), each of which is subject to the scrutiny of our internal control system as well as the Company’s annual audit. The Compensation and Management Development Committee also believes that equity-based, long-term incentive awards which vest over a period of years aligns the interests of our executives and employees with those of our shareholders in support of the long-term health of the Company. Finally, the Compensation and Management Development Committee believes that its overall review of the competitiveness and reasonableness of the Company’s compensation programs against market data serves as another mechanism to evaluate the compensation program and to identify any risks.

The Company has adopted a clawback policy. Under the policy, in the event any named executive officer engages in “detrimental conduct” (as defined in the policy), the Committee may require that such named executive officer (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award or other compensation received by such named executive officer within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct. The purpose of this policy is to discourage inappropriate and excessive risks, as executives will be held accountable for conduct which is harmful to the Company.

Based on its review, the Compensation and Management Development Committee determined that the risks arising from the Company’s executive and broad-based compensation programs are not reasonably likely to have a material adverse effect on the Company.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Mr. Marshall, our President and Chief Executive Officer.

48	PULTEGROUP, INC. | 2023 PROXY STATEMENT

2022 EXECUTIVE COMPENSATION

Ratio

For 2022,

The median of the annual total compensation of all of our employees, other than Mr. Marshall, was $136,862.

Mr. Marshall’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $14,484,024.

Based on this information, the ratio of the annual total compensation of Mr. Marshall to the median of the annual total compensation of all employees was estimated to be 106 to 1.

Identification of Median Employee

As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2020 pay ratio disclosure. Since December 31, 2020 (the date used to select the 2020 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Accordingly, we selected December 31, 2020 as the date on which to determine our median employee. As of that date, we had approximately 5,250 employees. For purposes of identifying the median employee, we considered the W-2 wages of all employees in the Company’s full-time employee population. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ended December 31, 2020.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the named executive officers.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	49

PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our named executive officers, as calculated in accordance with SEC disclosure
rules
:

Pay Versus Performance

Year(1)	Summary Compensation Table Total For PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid To Non-PEO Named Executive Officers ($)(3)	Value Of Initial Fixed $100 Investment Based On: (4)		Net Income ($)	Adjusted Pre-Tax Income ($)(6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)

2022	14,484,024	10,931,300	4,404,050	3,902,172	121.98	140.90	2,617,317	3,638,086

2021	16,149,555	20,598,773	5,000,888	5,794,393	151.00	190.20	1,946,320	2,768,070

2020	13,157,584	16,176,749	3,572,954	3,678,362	112.65	126.99	1,406,839	1,909,230

(1)	Mr. Marshall has served as the Principal Executive Officer (“PEO”) for the entirety of 2022, 2021 and 2020 and our other named executive officers for the applicable years were as follows:

•	2022: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; and Michelle H. Hairston.
•	2021: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; and Michelle H. Hairston.
•	2020: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; Michelle H. Hairston; and Stephen P. Schlageter.

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Marshall and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other named executive officers reported for the applicable year other than the PEO for such years.

(3)
To calculate “compensation actually paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Marshall and for the average of the other named executive officers is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)	The TSR Peer Group consists of the Dow Jones U.S. Select Home Construction Index, an independently prepared index that includes companies in the home construction industry.

(6)
As noted in the CD&A, for 2022, the Compensation Committee determined that adjusted pre-tax
income continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the Company’s Annual Program and Growth Incentive Pool. Adjusted
pre-tax
Income represents Income Before Income Taxes as reported in the Company’s Annual Report, as adjusted to exclude the impact of certain items, including, where applicable: certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in U.S. GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012.

50	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)(a)	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value At Fiscal Year-End of Outstanding And Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding And Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value At Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)

Ryan Marshall

2022	14,484,024	8,605,099	6,699,396	(1,056,262)	—	(590,759)	—	10,931,300

2021	16,149,555	7,000,001	8,978,946	2,330,059	—	140,214	—	20,598,773

2020	13,157,584	6,000,038	7,035,981	1,069,563	—	913,659	—	16,176,749

Other Named Executive Officers (Average)(h)

2022	4,404,050	1,864,740	1,679,345	(189,553)	—	(126,930)	—	3,902,172

2021	5,000,888	1,162,523	1,491,175	440,962	—	23,891	—	5,794,393

2020	3,572,954	995,030	1,046,661	(34,562)	—	88,339	—	3,678,362

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.

(b)	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(d)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	See footnote 1 above for the named executive officers included in the average for each year.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	51

PAY VERSUS PERFORMANCE

Relationship Between Pay and Performance
We believe the “compensation actually paid” in each of the years reported above and over the three-year cumulative period are reflective of the Committee’s emphasis on “pay for performance” as the “compensation actually paid” fluc
t
uated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our Annual Program and our LTI Program, including our adjusted pre-tax
income performance. The following graphics reflect the relationship between the compensation actually paid to our NEOs and our TSR, net income and adjusted pre-tax income (“APTI”), respectively, as well as our TSR versus the TSR of the TSR Peer Grou
p
.

52	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

P
erformance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers for 2022. Please see the “CD&A” for a further description of the metrics used in the Company’s executive compensation program.

•	Adjusted Pre-Tax Income

•	Operating Margin

•	Relative Total Shareholder Return

•	Return on Invested Capital

PULTEGROUP, INC. | 2023 PROXY STATEMENT	53

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 with respect to our common shares that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected in Column (a)) (c)

Equity compensation plans approved by shareholders	0	$0	11,320,962

Equity compensation plans not approved by shareholders	—	—	—

Total	0	$0	11,320,962

Information regarding the material features of the equity compensation plans under which equity securities are authorized for issuance as of December 31, 2022 is included in Note 7 to the Company’s consolidated financial statements included in the Annual Report.

54	PULTEGROUP, INC. | 2023 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with a “related party.” Related parties include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common shares, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as an “interested transaction.” The Nominating and Governance Committee of the Board conducts a reasonable prior review and oversight of transactions pursuant to our written Related Party Transaction Policies. Each interested transaction must be approved or ratified by the Nominating and Governance Committee of the Board in accordance with our written Related Party Transaction Policies and Procedures. The Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction. Since January 1, 2022, there have been no interested transactions or proposed interested transactions.

Our Related Party Transaction Policies and Procedures provide that the Nominating and Governance Committee has determined that the following types of transactions are pre-approved or ratified, as applicable, by the Nominating and Governance Committee, even if such transactions involve amounts in excess of $120,000:

employment by the Company of an executive officer of the Company if: (i) the related compensation is required to be reported in our proxy statement or (ii) the compensation would have been reported in our proxy statement if the executive officer was a named executive officer and the executive officer is not an immediate family member of another executive officer or director of the Company;

compensation paid to a director if the compensation is required to be reported in our proxy statement;

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

any charitable contribution grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;

any transaction where the related party’s interest arises solely from the ownership of the Company’s common shares and all holders of the Company’s common shares received the same benefit on a pro rata basis; and

any transaction involving a related party where the rates or charges involved are determined by competitive bids.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	55

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of five directors, all of whom meet the independence standards contained in the applicable NYSE and SEC rules, and operates under a written charter adopted by the Audit Committee. The Audit Committee selects, subject to shareholder ratification, the Company’s independent public accountants.

PulteGroup management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as an independent audit of the Company’s internal control over financial reporting and issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

During the last year, the Audit Committee met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed with PulteGroup management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed and confirmed with Ernst & Young LLP such firm’s independence.

The Audit Committee also considered whether the provision of other non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Members of the Audit Committee André J. Hawaux, Chair Brian P. Anderson Bryce Blair J. Phillip Holloman John R. Peshkin

56	PULTEGROUP, INC. | 2023 PROXY STATEMENT

OTHER AUDIT MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2022	2021

Audit Fees(1)	$2,372,670	$1,847,275

Audit-Related Fees(2)	3,810	2,630

Tax Fees(3)	15,000	15,350

All Other Fees(4)	—	—

	$2,391,480	$1,865,255

Notes:

(1)

Audit services consisted principally of the audit of the consolidated financial statements included in the Company’s Annual Report, the audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and various statutory audit reports.

(2)	Audit-related services consisted principally of fees for on-line subscriptions.

(3)	Tax services consisted of tax planning, tax compliance assistance and the review of tax returns.

(4)	The Company did not engage Ernst & Young LLP to perform any other services during the years ended December 31, 2022 and 2021.

Audit Committee Preapproval Policies

The Audit Committee has adopted strict guidelines and procedures on the use of Ernst & Young LLP to provide any services, including a requirement that the Audit Committee approve in advance any services to be provided by Ernst & Young LLP. The Audit Committee approves the annual audit services and fees at its meeting in February and then reviews the Ernst & Young LLP audit plan for the current year during its May meeting. Prior to the commencement of any other audit-related, tax or other service, the Audit Committee reviews each individual arrangement, including the nature of the services to be provided and the estimate of the fees to be incurred, prior to engaging Ernst & Young LLP to perform the service to confirm that such services will not impair the independence of Ernst & Young LLP. Pursuant to its Charter, the Audit Committee has delegated to its Chairman the authority to approve any permitted services from Ernst & Young LLP for which fees are not expected to exceed $50,000. The Chairman will report any such approvals to the full Audit Committee for ratification at the next scheduled meeting. The Chairman did not exercise such authority in 2021 or 2022.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	57

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF

ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTANT FOR 2023

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountant for 2023.

•  Independent firm with a reputation for integrity and competence

•  Provides significant financial reporting expertise

•  Few ancillary services and reasonable fees

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm that performs audit services for the Company. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

In considering Ernst & Young LLP’s appointment for the 2023 fiscal year, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

   Ernst & Young LLP’s historical performance and its performance during its engagement for the 2022 fiscal year;

   Ernst & Young LLP’s capability and expertise in handling the breadth and complexity of the Company’s operations;

   the qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;

   the quality of Ernst & Young LLP’s communications with the Audit Committee during the audit, and with management with respect to issues identified in the audit;

   external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Ernst & Young LLP; and

   Ernst & Young LLP’s reputation for integrity and competence in the fields of accounting and auditing.

In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor. The Audit Committee also ensures that the mandated rotation of Ernst & Young LLP’s personnel occurs.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2022 and 2021 are disclosed elsewhere in this Proxy Statement.

Ernst & Young LLP served as our independent registered public accounting firm during 2022 and has served in this role for us since 1973. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and to make a statement if they wish to do so.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as PulteGroup’s independent registered public accountant for 2023.

58	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROPOSAL 3 - SAY-ON-PAY: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote FOR this proposal.

•  Ongoing review of compensation practices by Compensation and Management Development Committee with assistance from an independent compensation consultant

•  Compensation programs designed to reward executives for performance against established performance objectives and improving shareholder returns

•  Adherence to commonly viewed executive compensation best practices

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote to approve executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.”

The Company asks that you indicate your approval of the compensation paid to our named executive officers as described on pages 22 through 53 of this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation and Management Development Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

At the 2022 annual meeting of shareholders, the Company’s say-on-pay proposal was approved, on an advisory basis, by approximately 92% of the votes cast. At the Company’s 2017 annual meeting of shareholders, shareholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of shareholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our Board of Directors decided, as previously disclosed, that the advisory vote on executive compensation will be held on an annual basis, at least until the next non-binding shareholder vote on the frequency with which the advisory vote on executive compensation is held, which will be at the Annual Meeting (see Proposal 4).

As described in the Compensation Discussion and Analysis, our overall compensation philosophy applicable to named executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational, and financial goals, increase shareholder value, and reward long-term financial success.

Key principles of our executive compensation philosophy include:

providing total compensation levels that are competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in related industries;

fostering a pay for performance environment by delivering a significant portion of total compensation through performance-based, variable pay;

aligning the long-term interests of our executives with those of our shareholders;

requiring our executives to own significant levels of Company shares;

balancing cash compensation with equity compensation so that each executive has a significant personal financial stake in the Company’s share price performance (in general, we seek to provide a significant portion of total compensation to named executive officers in the form of equity-based compensation); and

balancing short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the annual meeting:

PULTEGROUP, INC. | 2023 PROXY STATEMENT	59

PROPOSAL 3 - SAY-ON-PAY: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure).

The Board recommends that shareholders vote “FOR” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

60	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PROPOSAL 4 - SAY-ON-FREQUENCY: ADVISORY VOTE TO

APPROVE THE FREQUENCY OF THE ADVISORY VOTE TO

APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote for ONE YEAR for this proposal.

•  An annual say-on-pay vote will allow us to obtain shareholder input on our executive compensation program on a consistent basis, which aligns closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices

•  Provides a high level of accountability and communication by enabling the say-on-pay vote to correspond to the most recent executive compensation information presented in our proxy statement for the annual meeting

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote to approve, on an advisory basis, the frequency of the non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote to approve executive compensation described in this proposal is commonly referred to as a “say-on-frequency” vote.

After careful consideration of this proposal, the Board of Directors has determined that the Company should hold a say-on-pay vote every year. An annual say-on-pay vote will allow us to obtain shareholder input on our executive compensation program on a more consistent basis, which aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices. In addition, holding an annual say-on-pay vote provides the highest level of accountability and communication by enabling the say-on-pay vote to correspond with the most recent executive compensation information presented in our proxy statement for the annual meeting. Holding say-on-pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a ONE YEAR frequency when voting at the Annual Meeting.

This vote is an advisory vote only, and therefore it will not bind the Company or the Board of Directors. However, the Board of Directors and the Compensation and Management Development Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board of Directors as the shareholders’ recommendation as to the frequency of future say-on-pay votes. Nevertheless, the Board of Directors may decide that it is in the best interests of shareholders and the Company to hold say-on-pay votes more or less frequently than the option approved by our shareholders.

The Board recommends that shareholders vote for “ONE YEAR” as the frequency of the advisory vote to approve executive compensation.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	61

BENEFICIAL SECURITY OWNERSHIP

The table below shows the number of our common shares beneficially owned as of March 14, 2023 by each of our directors and each of our executive officers named in the Summary Compensation Table on page 41, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also includes information about stock options exercisable within 60 days after March 14, 2023, restricted shares and our common shares held in our 401(k) Plan.

Directors and Named Executive Officers	Shares(1)		Exercisable Stock Options(2)	Percentage of Outstanding Shares

BRIAN P. ANDERSON	70,886	(3)	0	*

BRYCE BLAIR	135,932	(4)	0	*

JOHN J. CHADWICK	87,428		0	*

THOMAS J. FOLLIARD	88,390	(5)	0	*

CHERYL W. GRISÉ	110,443	(6)	0	*

MICHELLE H. HAIRSTON	77,316		0	*

ANDRÉ J. HAWAUX	67,756	(7)	0	*

J. PHILLIP HOLLOMAN	7,732	(8)	0	*

RYAN R. MARSHALL	746,133	(9)	0	*

ROBERT T. O’SHAUGHNESSY	292,666		0	*

JOHN R. PESHKIN	32,478	(10)	0	*

SCOTT F. POWERS	32,478	(11)	0	*

TODD N. SHELDON	82,339		0	*

LILA SNYDER	19,562	(12)	0	*

All Directors and Executive Officers as a group of 14, including the above	1,867,637		0	*

*	Less than 1%.

Notes:

(1)	All directors and executive officers listed in this table have sole voting and investment power over the shares they beneficially own, except as otherwise noted below.

(2)	These are shares that the listed director or executive officer has the right to acquire within 60 days of March 14, 2023, pursuant to PulteGroup’s stock option plans.

(3)	Includes 3,000 shares that Mr. Anderson owns jointly with his wife.

(4)	These shares are owned in a trust of which Mr. Blair is the sole trustee and beneficiary.

(5)	Includes 26,863 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Mr. Folliard’s departure from the Board.

(6)	Includes 102,243 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Ms. Grisé’s departure from the Board.

(7)	All shares are owned jointly by Mr. Hawaux and his wife.

(8)	Includes 6,005 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Mr. Holloman’s departure from the Board.

(9)	Includes (i) 145,217 shares owned in a trust of which Mr. Marshall is the trustee and beneficiary and (ii) 2,559 shares held in our 401(k) Plan as of March 14, 2023.

(10)

Includes 26,863 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Mr. Peshkin’s departure from the Board. All shares are owned jointly by Mr. Peshkin and his wife.

62	PULTEGROUP, INC. | 2023 PROXY STATEMENT

BENEFICIAL SECURITY OWNERSHIP

(11)	Includes 8,183 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Mr. Powers’ departure from the Board.

(12)	Includes 12,725 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed within 60 days of Ms. Snyder’s departure from the Board.

Beneficial Ownership of Significant Shareholders

The following table provides information regarding security holders that beneficially own more than 5% of all outstanding PulteGroup common shares:

Name and Address of Beneficial Owner	Beneficial Ownership of Common Shares		Percentage of Outstanding Common Shares on March 14, 2023

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	26,471,182	(1)	11.80%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,858,568	(2)	8.85%

Notes:

(1)

This information is derived from a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. According to the Schedule 13G/A, The Vanguard Group had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of 25,486,670 shares, shared power to vote or direct the vote of 356,266 shares and shared power to dispose of or direct the disposition of 984,512 shares.

(2)

This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2023. According to the Schedule 13G/A, BlackRock, Inc. had sole power to vote or direct the vote of 18,016,204 shares, sole power to dispose of or direct the disposition of 19,858,568 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(3)

This information is derived from a Schedule 13G filed by State Street Corporation on January 31, 2023. According to the Schedule 13G, State Street Corporation had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of no shares, shared power to vote or direct the vote of 8,750,266 shares and shared power to dispose of or direct the disposition of 10,155,120 shares.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	63

OTHER MATTERS

Multiple Shareholders Sharing the Same Address

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of Proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. Shareholders who hold their shares through a broker may receive notice from their broker regarding the householding of proxy materials. As indicated in the notice that will be provided by these brokers, a single proxy statement and annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once a shareholder has received notice that the broker will be householding, such householding will continue until the shareholder is notified otherwise or until the shareholder revokes its consent. If you would prefer to receive separate copies of the proxy materials, please contact your bank, broker or other intermediary. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the proxy materials, you may request delivery of a single copy in the future by contacting your bank, broker or other intermediary. If you are a shareholder, you may request a copy of proxy materials by sending such request in writing to ATTN: Corporate Secretary at PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 1500, Atlanta, Georgia, 30326, and we will promptly deliver copies of the proxy materials. Alternatively, you may request proxy materials via the internet at www.proxyvote.com, by calling 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Proxy solicitation cost

PulteGroup pays the cost of soliciting proxies. Additionally, we hired D.F. King & Co., Inc. to assist in the distribution of proxy materials. The fee is expected not to exceed $20,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Shareholder proposals for the 2024 Annual Meeting of Shareholders

To be included in our proxy statement for next year’s annual meeting of shareholders, shareholder proposals must be in writing, comply with SEC Rule 14a-8 and be received by PulteGroup by November 22, 2023. Shareholder proposals must be sent to Todd N. Sheldon, our Corporate Secretary, by certified mail, return receipt requested, or by recognized overnight courier, at the following address:

Todd N. Sheldon

Corporate Secretary

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 1500

Atlanta, Georgia 30326

The Company’s by-laws also permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements (a “proxy access director nomination”). To be properly brought before the 2024 annual meeting of shareholders, a shareholder’s notice of a proxy access director nomination must be received by our Corporate Secretary, by certified mail, return receipt requested, or recognized overnight courier at the mailing address specified for him above, no earlier than October 23, 2023 and no later than November 22, 2023. Any such notice must meet the other requirements set forth in our by-laws.

Shareholder proposals and director nominations that are intended to be presented at our 2024 annual meeting of shareholders, other than pursuant to Rule 14a-8 or a proxy access director nomination, as applicable, must be made in writing and sent to our Corporate Secretary by certified mail, return receipt requested, or recognized overnight courier at the mailing address specified for him above, and must be received by PulteGroup no earlier than January 4, 2024, and no later than February 3, 2024. Any such notice must meet the other requirements set forth in our by-laws. Our form of proxy will confer discretionary authority to vote on proposals not received by that date, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

64	PULTEGROUP, INC. | 2023 PROXY STATEMENT

OTHER MATTERS

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2024.

See “Director Nomination Recommendations” on page 19 for additional information.

Communicating with the Board

You (and any other shareholder or interested party) may communicate directly with the Board, the non-management directors as a group or any individual director or directors by writing to our Corporate Secretary at the mailing address specified for him above. You should indicate on the outside of the envelope the intended recipient (i.e., full Board, non-management directors as a group or any individual director or directors) of your communication. Each communication intended for the Board or any of PulteGroup’s non-management directors and received by our Corporate Secretary will be promptly forwarded to the specified party, other than those which are inappropriate or inconsistent with their duties as a director.

Cautionary Note Regarding Forward-Looking statements

This Proxy Statement contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should”, “will”, “target” and similar expressions identify forward-looking statements, including statements related to planned objectives and ESG-related goals.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry changes or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; labor supply shortages and the cost of labor; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; out inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks related to information technology failures or data security issues; failure to retain key personnel; the disruptions associated with the COVID-19 pandemic (or another epidemic or pandemic or similar public threat or fear of such an event), and the measures taken to address it; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

The information on our website, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	65

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What am I voting on?

You are voting on four proposals:

1.	The election of the ten nominees for director named in this Proxy Statement to serve a term of one year.

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

3.	An advisory vote to approve executive compensation.

4.	An advisory vote to approve the frequency of the advisory vote to approve executive compensation.

What are the voting recommendations of the Board?

The Board of Directors recommends the following votes:

FOR the election of the ten nominees for director named in this Proxy Statement.

FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

FOR the proposal relating to the approval of the Company’s executive compensation.

ONE YEAR on the proposal relating to the frequency of the advisory vote to approve the Company’s executive compensation.

Will any other matter be voted on?

We are not aware of any other matters on which you will be asked to vote at the meeting. If you authorize a proxy to vote your shares and any other matter is properly brought before the meeting, Ryan R. Marshall and Todd N. Sheldon, acting as your proxies, will vote for you in their discretion.

How do I vote my shares?

If you are a shareholder of record as of the close of business on March 14, 2023 (the record date), you can give a proxy to be voted at the meeting either:

if you received your proxy materials by mail, by mailing in the enclosed proxy card;

by casting your vote during the virtual meeting by following the instructions on the virtual meeting website at: www.virtualshareholdermeeting.com/PHM2023;

over the telephone by calling a toll-free number; or

electronically, using the internet.

If you complete and mail in your proxy card, your shares will be voted as you indicate. If you do not indicate your voting preferences, Ryan R. Marshall and Todd N. Sheldon, acting as your proxies, will vote your shares in accordance with the Board’s recommendations.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the instructions on the Notice or proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has provided or will provide voting instructions for you to use in directing the broker or nominee on how to vote your shares.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

66	PULTEGROUP, INC. | 2023 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Can I change my vote?

Yes. You can change your vote or revoke your proxy before the meeting in any of three ways:

by submitting another proxy by telephone, via the internet or by mail that is later dated and, if by mail, that is properly signed;

by submitting written notice to the Corporate Secretary of the Company, which notice must be received by the Company by 5:00 P.M., Eastern Time, on May 2, 2023; or

by voting via the internet at the virtual annual meeting.

What percentage of the vote is required for a proposal to be approved?

Each director will be elected by vote of a majority of the votes cast with respect to that director’s election in person or represented by proxy and entitled to vote on the election of directors. The service of such directors will be subject to the by-laws of the Company. For further details, see “Proposal One: Election of Directors” section above. Proposal Two and Proposal Three each require the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on the action. For Proposal Four, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board of Directors as the shareholders’ recommendation as to the frequency of future say-on-pay votes. Although the advisory vote to approve executive compensation and the advisory vote to approve the frequency of the advisory vote to approve executive compensation are each non-binding, the Board of Directors will review the results of the votes and will take them into account in making determinations concerning executive compensation matters.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as the independent tabulator to receive and tabulate the proxies.

What does it mean if I get more than one Notice or proxy card?

It means your shares are held in more than one account. You should vote the shares on all of your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. To facilitate this preference, you should contact your bank, broker or intermediary where you would like the shares to be consolidated. They can assist you in the process of consolidating your accounts.

Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed materials?

Pursuant to rules adopted by the SEC, the Company is required to provide access to its proxy materials via the internet and has elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, the Company is sending a Notice to all of its shareholders as of the record date, which is March 14, 2023. All shareholders may access the Company’s proxy materials on the website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet and how to request a printed copy can be found in the Notice. Additionally, by following the instructions in the Notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can attend the Annual Meeting?

All shareholders of record as of the close of business on March 14, 2023 can attend. The virtual meeting portal will open at 12:30 P.M., Eastern Time, and the meeting will begin promptly at 1:00 P.M., Eastern Time.

What do I need to do to attend the Annual Meeting?

You should plan to log on to the virtual annual meeting website at: www.virtualshareholdermeeting.com/PHM2023 at 12:30 P.M., Eastern Time on May 3, 2023.

PULTEGROUP, INC. | 2023 PROXY STATEMENT	67

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Only shareholders who own PulteGroup common shares as of the close of business on March 14, 2023 will be entitled to attend the meeting. An admission ticket or recent bank or brokerage statement showing you owned PulteGroup shares as of March 14, 2023 will serve as verification of your ownership.

If your PulteGroup shares are registered in your name and you receive your proxy materials by mail, an admission ticket will be attached to your proxy card.

If your PulteGroup shares are registered in your name and you vote your shares electronically over the internet, you may access and print an admission ticket after voting such shares.

If your PulteGroup shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned PulteGroup shares on March 14, 2023.

To be admitted electronically to the annual meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PHM2023, and enter your 16-digit control code included in your proxy materials. A list of shareholders entitled to vote at the annual meeting will be available at www.virtualshareholdermeeting.com/PHM2023 for examination during the annual meeting. Shareholders will need their 16-digit control code included in their proxy materials to access the list. Further instructions on how to participate in and vote at the annual meeting are available at www.virtualshareholdermeeting.com/PHM2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:30 p.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Can I ask questions at the Annual Meeting?

You may submit questions online during the annual meeting at www.virtualshareholdermeeting.com/PHM2023. We will endeavor to answer as many questions submitted by shareholders as time permits. Shareholder questions must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated. The Company reserves the right to edit or reject any questions deemed duplicative, profane or inappropriate. Answers to questions that were appropriately submitted during the meeting will be posted at www.virtualshareholdermeeting.com/PHM2023 after the meeting.

What is the quorum requirement of the Annual Meeting?

On March 14, 2023, there were 224,311,063 shares issued and outstanding. A majority of the shares outstanding and entitled to vote at a meeting on March 14, 2023 constitutes a quorum for voting at the meeting. If your shares are present in person or by proxy, your shares will be part of the quorum. Each share you owned on the record date shall be entitled to one vote. Shareholders participating in the virtual meeting are deemed to be present in person at the annual meeting.

How will abstentions be treated?

Abstentions will be counted as shares present at the meeting for purposes of determining whether a quorum exists. For each proposal, an abstention will not be counted as a vote cast and therefore will have no effect on whether the proposal is approved.

How will broker non-votes be treated?

Broker non-votes will be treated in the same manner, and have the same effect, as abstentions. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. Brokers will lack discretionary voting authority with respect to the election of directors, the advisory vote to approve executive compensation and the advisory vote to approve the frequency of the advisory vote to approve executive compensation. Brokers will not lack discretionary voting authority with respect to the proposal to ratify the appointment of Ernst & Young LLP.

68	PULTEGROUP, INC. | 2023 PROXY STATEMENT

PULTEGROUP, INC. 3350 PEACHTREE ROAD NORTHEAST SUITE 1500 ATLANTA, GA 30326 ATTN: TODD SHELDON SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 2, 2023 for shares held directly and by 11:59 P.M. ET on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/PHM2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 2, 2023 for shares held directly and by 11:59 P.M. ET on April 30, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D99241-P88055-Z84464 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PULTEGROUP, INC. The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3: 1. Election of Directors Nominees: 1a. Brian P. Anderson 1b. Bryce Blair 1c. Thomas J. Folliard 1d. Cheryl W. Grisé 1e. André J. Hawaux 1f. J. Phillip Holloman 1g. Ryan R. Marshall 1h. John R. Peshkin 1i. Scott F. Powers 1j. Lila Snyder For Against Abstain 2. Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. 3. Say-on-pay: Advisory vote to approve executive compensation. One The Board of Directors recommends you vote for ONE YEAR for Proposal 4: Year 4. Say-on-frequency: Advisory vote to approve ! the frequency of the advisory vote to approve executive compensation. NOTE: If any other matter is properly brought before the meeting and any adjournments thereof, the persons named in the proxy will vote in their discretion. For Against Abstain Two Three Abstain Years Years Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting PulteGroup, Inc. 2023 Annual Meeting of Shareholders May 3, 2023 at 1:00 P.M. ET Via the Internet at: www.virtualshareholdermeeting.com/PHM2023 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D99242-P88055-Z84464 PULTEGROUP, INC. 2023 Annual Meeting of Shareholders May 3, 2023 1:00 PM ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ryan R. Marshall and Todd N. Sheldon, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of PULTEGROUP, INC. that the shareholder(s) is/are entitled to vote at the 2023 Annual Meeting of Shareholders to be held at 1:00 PM ET, on May 3, 2023, via the internet at: www.virtualshareholdermeeting.com/PHM2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, Mr. Marshall and Mr. Sheldon are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side